UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THOUGHTWORKS HOLDING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

thoughtworks

2023 Proxy Report

Your Vote Matters

/thoughtworks 2023 Proxy Report

We are a leading global technology consultancy that integrates strategy, design and software engineering to enable enterprises and technology disruptors across the globe to thrive as modern digital businesses.

/thoughtworks

2023 Proxy Report
A Message from our Chair of the Board
Dear Fellow Stockholders,
As the chair of the Board of Directors, I am proud of Thoughtworks’ accomplishments last year, including significant revenue growth and strong profit margins. We are grateful for your continued support in our first full year as a public company. As we look ahead to our future, we see the opportunity to bring our long-term strategy to fruition, and with it, we believe sustained success to Thoughtworks.
We invite you to attend the 2023 Annual Meeting of Stockholders of Thoughtworks Holding, Inc. on June 5, 2023, at 8:30 a.m. Eastern Time. This year, our meeting will be virtual to provide a consistent experience to all investors regardless of location. We will provide a live audio webcast of our annual meeting at www.virtualstockholdermeeting.com/TWKS2023.
At our meeting, we will vote on the election of Class II directors, how often to hold “say-on-pay” votes, and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. In addition, we will conduct such other business as may properly come before the meeting, and investors will have the opportunity to ask questions.
Your vote is important. Whether or not you plan on attending the annual meeting, please vote as soon as possible as described in the accompanying Notice of 2023 Annual Meeting of Stockholders and the Proxy Statement.
On behalf of the full Board, I thank you for your continued trust and investment in Thoughtworks. We appreciate the value of stockholder feedback on a variety of important corporate governance issues and invite you to share your perspectives with us throughout the year.

Everything we do at Thoughtworks is centered around creating an extraordinary impact for our clients, our people, our stockholders and the communities we serve. On behalf of Thoughtworks’ Board of Directors, thank you for your continued support.

Ian Davis Chair of the Board

2023 Proxy Report

Thoughtworks Holding, Inc.
200 East Randolph Street, 25th Floor
Chicago, Illinois 60601
Notice of Annual Meeting of Stockholders
You are invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Thoughtworks Holding, Inc. (“Thoughtworks” or the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualstockholdermeeting.com/TWKS2023 on June 5, 2023, at 8:30 a.m. ET.
Items of Business
The Annual Meeting will be held for the following purposes which are more fully described as set forth in the Proxy Statement:

1
To elect three Class II directors, Gina Loften, Salim Nathoo and William Parrett, each of whom will hold office until: (i) our Annual Meeting in 2026; (ii) a successor is duly elected and qualified, or (iii) the director’s death, resignation or removal;

2	To approve the frequency of future advisory votes on executive compensation on an advisory basis;
3	To ratify the selection of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4	To conduct any other business properly brought before the Annual Meeting.

Your vote matters. Please vote.

Online at www.proxyvote.com or www.virtualshareholder meeting.com/TWKS2023	By Phone 1-800-690-6903	Mail to Vote Processing ℅ Broadridge 51 Mercedes Way Edgewood, NY 11717
You are entitled to vote if you were a stockholder of record at the close of the Nasdaq Global Select Market on April 6, 2023. Each share of common stock that you own represents one vote. You will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. In addition, the Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail.
Even if you choose not to attend the meeting, please cast a timely vote to ensure that your shares are represented. Returning the proxy card does not affect your right to attend, or to vote your shares during, the Annual Meeting.

By order of the Board of Directors,	Ramona Mateiu Chief Legal Officer and Corporate Secretary

2023 Proxy Report

2023 Proxy Report

Proxy Statement for the 2023 Annual Meeting of Stockholders
To be Held on June 5, 2023 at 8:30 a.m. ET
Our board of directors is soliciting your proxy to vote at the Annual Meeting (including any adjournments, continuations, or postponements thereof) of Thoughtworks Holding, Inc. for the purposes set forth in this proxy statement (the “Proxy Statement”). We have provided internet access to our proxy materials and other information regarding our company, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), in lieu of mailing printed copies. These materials may be found here: investors.thoughtworks.com.
In this Proxy Statement, we refer to Thoughtworks Holding, Inc. as “Thoughtworks,” the “Company,” “we,” “us,” or “our” and the board of directors of Thoughtworks as the “Board of Directors” or the “Board”. “Shares” refers to shares of our common stock.
The information provided in the “question and answer” format below is for your convenience only and is a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement. The Notice containing instructions on how to access our proxy materials will be mailed on or about April 26, 2023, to all stockholders entitled to vote at the Annual Meeting.
What am I voting on and what are the voting recommendations of our Board of Directors?
There are three matters scheduled for a vote at the Annual Meeting:
Proposal one
Election of Class II Director Nominees (page 9): Please Vote FOR All Nominees

•Gina Loften, Salim Nathoo and William Parrett are nominated to retain their positions until (i) the annual meeting in 2026, (ii) a successor is duly elected and qualified or (iii) the director’s death, resignation or removal.

•Class II is a diverse slate of director nominees with broad and relevant leadership experience.

•Gina Loften, Salim Nathoo and William Parrett are independent candidates for the Board.
Proposal two
Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation (page 31): Please Vote FOR EVERY ONE YEAR

•The Board believes that a frequency of “every one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say-on-pay” vote.

2023 Proxy Report

Proposal three
Ratification of Appointment of the Independent Registered Public Accounting Firm (page 54): Please Vote FOR

•Ernst & Young LLP (“EY”) is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.
What is a quorum?
The holders of a majority of the voting power of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if (i) you are present and vote in person at the Annual Meeting or (ii) you have properly submitted a proxy. Abstentions, “withhold” votes, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.
How many votes are needed to approve each proposal?
Proposal one: Directors are elected by a plurality of the votes cast during the Annual Meeting or by proxy. “Plurality” means that the three directors nominees for Class II who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular candidate, whether as a result of a “WITHHOLD” vote or a broker non-vote (where a brokerage firm has neither received voting instructions from the beneficial owner nor has discretionary power to vote on a particular matter), will not be counted in such candidate’s favor and will have no effect on the outcome of the election.
Proposal two: The approval of the frequency of future advisory votes on executive compensation requires the affirmative vote of the majority of the shares entitled to vote on the matter and present virtually or by proxy during the Annual Meeting. If no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast to be the frequency recommended by stockholders. Broker non-votes will have no effect on the outcome of this proposal.
Proposal three: The ratification of the selection of EY as Thoughtworks’ independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of the majority of the shares entitled to vote on the matter and present virtually or by proxy during the Annual Meeting. Any shares not voted but otherwise entitled to vote on this proposal, including abstentions, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Am I entitled to vote?
Only holders of record of our common stock at the close of business on April 6, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting.
Stockholder of Record: If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record.
Beneficial Owner (Shares held at a brokerage firm, bank or other nominee): If, at the close of business on the Record Date, your shares were held not in your name but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by your nominee (e.g., your brokerage firm). Those shares will be reported as being held by the nominee in the system of record used to identify stockholders. As a beneficial owner of the shares, you are invited to attend

2023 Proxy Report

the Annual Meeting and you have the right to direct your brokerage firm, bank or other nominee regarding how to vote the shares in your account.
How do I vote?
Stockholder of Record: If you are a stockholder of record, you may vote (i) online during the Annual Meeting, or (ii) in advance by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such cases, your previously submitted proxy will be disregarded.

•To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on June 4, 2023, to be counted.

•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualstockholdermeeting.com/TWKS2023, starting at 8:30 a.m. ET, on June 5, 2023. You will need to enter your control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open approximately 15 minutes before the start of the Annual Meeting.

Beneficial Owner: If your shares of our common stock are held on your behalf at a brokerage firm, bank or other nominee, you will receive a Notice with voting instructions from the nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from your nominee.
How many votes do I have?
Each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date. At the close of business on the Record Date, we had 316,913,637 of common stock outstanding and entitled to vote. Of these outstanding shares, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 3,452,217 shares of common stock at the Annual Meeting, or approximately 1.1% of the voting power of the shares of common stock.
Why did I receive a Notice of Internet Availability of Proxy Materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and the 2022 Annual Report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 26, 2023, to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are not available at that time, we will file another Form 8-K within four business days of receiving the final results. As with our other SEC filings, these Form 8-Ks will be available at investors.thoughtworks.com.

2023 Proxy Report

Is my vote confidential?
Thoughtworks respects your voting privacy. Any instructions, ballots, tabulations or materials that identify individual stockholders are handled in a manner that protects this privacy. Thoughtworks will not disclose any proxy instructions or ballots of individual stockholders, except:

•To allow for the tabulation and certification of votes;

•To facilitate a successful proxy solicitation;

•To assert claims for Thoughtworks;

•To defend claims against Thoughtworks; and

•As necessary to meet applicable legal requirements.
If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to Thoughtworks’ management and/or the Board of Directors to review your comments.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or using a printed proxy card or online during the Annual Meeting.
What if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualstockholdermeeting.com/TWKS2023 by logging in with your control number. The meeting will start at 8:30 a.m. ET, on June 5, 2023. If you are the beneficial owner of your shares, your control number is included with your voting instructions received from your brokerage firm, bank or other nominee. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. If you are not a stockholder as of the Record Date or do not log in using your control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualstockholdermeeting.com/TWKS2023 using your control number and type your question in the appropriate field. Please review our rules of conduct for the Annual Meeting when you log into the virtual meeting room. We will answer as many questions submitted in accordance with the rules of conduct as is possible. Only questions that are relevant to the Annual Meeting agenda will be answered.
The webcast will open approximately 15 minutes before the start of the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualstockholdermeeting.com/TWKS2023.

2023 Proxy Report

Where may I find proxy materials?
In accordance with SEC rules, we are using the internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2022 Annual Report. The Notice of Internet Availability of Proxy Materials (also called the Notice in this Proxy Statement) provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly and helps in conserving natural resources. We intend to mail the Notice on or about April 26, 2023, to all record stockholders entitled to vote at the Annual Meeting.
How may I revoke my proxy or change my vote?
Registered stockholders can change their vote or revoke their proxy at any time before the Annual Meeting by:

•Returning a signed proxy card with a later date;

•Authorizing a new vote electronically through the internet or telephone;

•Delivering a written revocation of your proxy to the Corporate Secretary at our principal office before your original proxy is voted at the Annual Meeting; or

•Submitting a ballot virtually at the Annual Meeting.
Beneficial owners can submit new voting instructions by following directions provided by your brokerage firm, bank, or other nominee. You can also vote during the Annual Meeting if you obtain a legal proxy from your brokerage firm, bank, or other nominee or log in into the Annual Meeting with your control number.
Your personal attendance at the virtual Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.
Who is paying for the Proxy Statement?
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of the proxy materials and other information furnished to stockholders. Thoughtworks and its agents, directors, officers and employees may solicit proxies by mail, telephone, or other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse reasonable expenses. If you choose to access your proxy materials to vote via the internet, you are responsible for any internet access charges you may incur.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those who attend. In addition, for the 10 days prior to the Annual Meeting, the stockholder list will be available upon request during ordinary business hours at our headquarters, at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA.

2023 Proxy Report

Will other matters be brought before the stockholders?
The Board of Directors does not intend to bring other matters before the stockholders except items incident to the conduct of the Annual Meeting, and we have not received timely notice from any stockholder of an intent to present any other proposal at the Annual Meeting. On any matter properly brought before the Annual Meeting by the Board of Directors or by others, the person named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.
May I submit Stockholder Proposals for Director Nominations or other items of business for the 2024 Annual Meeting?
Stockholder Proposals for Inclusion in the Proxy Statement
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2024, must be received by the Company at our principal executive offices at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA, on or before December 16, 2023.
Other Proposals and Nominations
Stockholders wishing to make a director nomination or bring a proposal before the 2024 annual meeting (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on March 7, 2024 (the 90th day prior to the date of the anniversary of our Annual Meeting) and not earlier than the close of business on February 6, 2024 (the 120th day prior to the date of the anniversary of our Annual Meeting), assuming the Company does not change the date of the 2024 annual meeting of stockholders by more than 30 days before or after the anniversary of the Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices.
Director Nominations for Inclusion in the Proxy Card
In addition to satisfying the requirements under the Company’s Bylaws as set forth in the prior paragraph, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Securities and Exchange Act of 1934 (the “Exchange Act”), which notice must be postmarked or transmitted electronically to us at the address stated above for recommendations on director candidates no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2024 annual meeting of stockholders, no later than April 6, 2024). If the date of the 2024 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting of stockholders is first made by the Company.
Additional Information
We will mail, without charge, upon written request, a copy of our 2022 Annual Report, including the financial statements and list of exhibits and any exhibit specifically requested. Requests should be sent to our Corporate Secretary at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA.
The 2022 Annual Report is also available at investors.thoughtworks.com under “SEC Filings”.

2023 Proxy Report

Inspector of Election
A representative of Broadridge Investor Communications, Inc. will serve as the inspector of elections during the Annual Meeting.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce the printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner: Visit www.astfinancial.com and log into your account to enroll.
Beneficial Owner: Please follow the instructions provided to you by your broker, banker, trustee or nominee.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our 2022 Annual Report and proxy materials, including the Notice. Once you receive notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at +1 (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, USA.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our 2022 Annual Report and proxy materials to any stockholder at a shared address to which a single copy of any of these documents was delivered. To receive a separate copy of these materials, you may write our Corporate Secretary at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA.
Any stockholders who share the same address and receive multiple copies of our proxy materials and annual report who wish to receive only one copy in the future can contact their brokerage firm, bank or other nominee to request information about householding of our Corporate Secretary at the address listed above.
Stockholder Communications with the Board of Directors
Stockholders may communicate with the Board of Directors or with an individual director by writing to the care of the Secretary at Thoughtworks, 200 E. Randolph, 25th Floor, Chicago, Illinois 60601. In accordance with our Corporate Governance Guidelines, and in the Secretary’s discretion, the Secretary will promptly forward significant stockholder communications, and periodically forward (but not less frequently than quarterly) insignificant stockholder communications, to the appropriate parties.

2023 Proxy Report

Special Note regarding Forward-Looking Statements
This Proxy Statement includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our business, our business strategy and plans, our objectives and future operations and our social responsibility initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our other SEC filings, which are available on the Investor Relations page of our website at investors.thoughtworks.com and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof, and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

2023 Proxy Report

Table of contents	Proposal 1: Election of Directors
Proposal 1
Election of Directors
Our Board of Directors currently consists of nine directors, divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the Annual Meeting. The terms of office of Class I and Class III do not expire until the annual meetings of stockholders held in 2025 and 2024, respectively. Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class II nominees named below, all of whom are currently serving as directors, be elected as a Class II director for a three-year term expiring at the stockholder annual meeting in 2026, until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Our Board of Directors Recommends a vote “FOR” the election of each Class II Director nominee named below.

Gina Loften Member since 2021 Age 57 Independent
Served as a member of our Board since July 2021. Ms. Loften most recently served as chief technology officer for Microsoft USA, the position she held from 2019 through July 2021. Prior to Microsoft, for over 15 years, Ms. Loften served in roles of growing responsibility with IBM, including global consulting leader in cloud application innovation for IBM Global Business Services, chief innovation officer for IBM Research and global public sector leader for IBM Watson Group. Ms. Loften currently serves on the board of directors of TTEC Holdings, Inc. In the not for profit space, Ms. Loften serves as a member of the board of trustees for TIAA (The Teachers Insurance and Annuity Association of America). Ms. Loften has previously served on the boards of George Mason Research Foundation, Rise Against Hunger and the advisory council for the Institute of Nuclear Power Operations. Ms. Loften earned a Bachelor of Science degree in electrical engineering from North Carolina Agricultural and Technical State University. We believe that Ms. Loften is qualified to serve on our Board due to her extensive technological leadership experience, cyber security expertise and her prior service as a director on for-profit and not-for-profit boards.

2023 Proxy Report

Table of contents	Proposal 1: Election of Directors

Salim Nathoo Member since 2017 Age 52 Independent
Served as a member of our Board since October 2017. Mr. Nathoo joined Apax Partners in 1999 and is currently a Partner in the Tech & Telco team. Mr. Nathoo is also a member of the Investment Committees for the Apax Buyout Funds, Apax Digital Fund and Apax Global Alpha. Mr. Nathoo has served as an advisor or board member to a number of Apax Partners portfolio companies, including Candela, GlobalLogic, iGATE, Inmarstat, Orange Switzerland, Sophos, SMART Technologies, Weather Investments, Tim Hellas and Promethean. Prior to joining Apax Partners, Mr. Nathoo was an Engagement Manager with McKinsey & Company, where he specialized in advising clients in the telecom sector. Mr. Nathoo earned a Master in Business Administration from INSEAD and a Master of Arts in Mathematics from the University of Cambridge. We believe that Mr. Nathoo is qualified to serve on our Board due to his expertise in investment strategies, prior experience as a public company director and insight into the technology solutions sector.

William Parrett Member since 2017 Age 77 Independent
Served as a member of our Board since December 2017. Mr. Parrett joined Deloitte & Touche USA LLP in 1967 and served in a series of roles of increasing responsibility, including as Senior Partner, before retiring in 2007. From 2003 to 2007, Mr. Parrett served as the Chief Executive Officer of Deloitte Touche Tohmatsu. From 1999 to 2003, Mr. Parrett was Managing Partner of Deloitte & Touche USA. Mr. Parrett currently serves on the boards of directors of Oracle Corporation and The Blackstone Group. Mr. Parrett previously served on the boards of directors of Eastman Kodak Company, Conduent, Thermo Fisher Scientific, UBS Group AG and iGate. Additionally, Mr. Parrett is a past Chairman of the board of trustees of United Way Worldwide and of the board of directors of the United States Council for International Business. Mr. Parrett earned a Bachelor of Arts in accounting from St. Francis College. We believe that Mr. Parrett is qualified to serve on our Board due to his significant corporate leadership experience, public company experience and accounting and financial expertise.
Shares represented by proxies will be voted “FOR” the election of each of the three candidates named above, unless the proxy is marked without authority to vote (i.e., such proxy is marked to vote “WITHHOLD”). If a candidate for any reason is unable to serve, or for good cause will not serve, the proxies may be voted for a substitute candidate as the proxy holder might determine. Proxies may not be voted for more than three directors. Stockholders may not cumulative vote for the election of directors.
Each person nominated for election has agreed to serve if elected and management, and the Board of Directors have no reason to believe that the candidates will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that a candidate will be unable to serve for any reason, the proxies that otherwise would have been voted for this candidate will be voted for a substitute candidate as selected by the Board of Directors, as advised by the Nominating and Governance Committee. Alternatively, the proxies, at the Board of Directors' discretion, may be voted for no candidates as a result of the inability of any of the candidates to serve.

2023 Proxy Report

Table of contents	Proposal 1: Election of Directors
Continuing Directors
The directors who are serving for terms that end after the Annual Meeting are as follows:
Class I

Jane Chwick Member since 2017 Age 60 Independent
Served as a member of our Board since December 2017. Ms. Chwick spent 30 years at Goldman Sachs, most recently as Partner and Co-Chief Operating Officer of its Technology Division, until her retirement in 2013. During her career at Goldman Sachs, Ms. Chwick held a number of senior positions, including Global Head of Technology of the Securities Division and Global Head of Derivatives Technology. Ms. Chwick was the Co-Founder and Co-Chief Executive Officer of Trewtec, a technology advisory firm, from 2014 to 2017. Ms. Chwick currently serves on the boards of directors of MarketAxess, Voya Financial and M&T Bank Corporation. Ms. Chwick has previously served on the board of Essent Group Ltd, People’s United Financial, the Executive Board of Trustees of the Queens College Foundation and on the boards of directors of Girls Who Code and of the Berkshire School. Ms. Chwick earned a Bachelor of Arts in mathematics from Queens College and a Master in Business Administration from St. John’s University with a concentration in management information systems and quantitative analysis. We believe that Ms. Chwick is qualified to serve on our Board due to her extensive technology leadership experience, which brings valuable skills and strategic perspective to the Board, and her cyber security expertise.

Ian Davis Member since 2021 Age 72 Independent
Served as a member of our Board since June 2021 and is currently our Board’s Chairperson. From 2013 to 2021, Sir Ian was the Chairman of Rolls-Royce plc. Sir Ian served as Chairman and Worldwide Managing Partner of McKinsey & Company from 2003 until 2009. Retiring in 2010, Sir Ian is now Senior Partner Emeritus of McKinsey & Company, where he was a partner and consultant for over 30 years. Sir Ian currently serves on the board of Johnson & Johnson as a non-executive director. From 2010 to 2020, Sir Ian was a Non-Executive Director of BP plc, where he was also Senior Independent (Lead) Director. Sir Ian also acts as an adviser to several private firms and companies, including serving as Senior Advisor to Apax Partners. From 2011 to 2017, Sir Ian was a non-executive director of the United Kingdom Cabinet Office and of Teach for All, a not-for-profit educational foundation. Sir Ian earned a Bachelor of Arts and Master of Arts in Politics, Philosophy and Economics from Balliol College, University of Oxford. We believe that Sir Ian is qualified to serve on our Board due to his significant leadership experience, deep understanding of global business trends and expertise in finance, strategy and business transformation.

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Rohan Haldea Member since 2017 Age 44 Independent
Served as a member of our Board since October 2017. Mr. Haldea joined Apax Partners in 2007 and is currently a Partner in the Tech & Telco team. Mr. Haldea serves on several other Boards as part of his role at Apax Partners. Mr. Haldea also serves as co-Chief Executive Officer of the Apax Foundation, a non-profit organization affiliated with Apax Partners, and as a Trustee of Impetus. Prior to joining Apax Partners, Mr. Haldea worked at Bain Capital in New York, where he focused on the Industrial, Distribution and Retail sectors. Prior to that, Mr. Haldea was a consultant at McKinsey & Company. Mr. Haldea earned a Master of Business Administration from Harvard Business School and a Bachelor of Technology from the Indian Institute of Technology, Delhi. We believe that Mr. Haldea is qualified to serve on our Board due to his expertise in investment strategies, prior experience as a director for several technology companies and insight into the technology solutions sector.
Class III

Robert Brennan Member since 2021 Age 63 Independent
Served as a member of our Board since July 2021. Mr. Brennan has been an advisor and mentor at Entrepreneurship for All Roxbury (EforAll) since 2019. Previously, Mr. Brennan served as the executive director of Computer Associates from 2017 to 2018. Prior to that, Mr. Brennan was chair and chief executive officer of Veracode from 2011 to 2018. Prior to Veracode, Mr. Brennan was a director and the president and chief executive officer at Iron Mountain, a publicly-traded data protection and information management services company, from 2004 to 2011. Mr. Brennan was also previously chair and chief executive officer of Connected Corporation from 2000 to 2004. Mr. Brennan was also general manager for Network and Service Management at Cisco after being chief executive officer for American Internet. Mr. Brennan has also served on the boards of directors for several private technology companies. We believe that Mr. Brennan is qualified to serve on our Board due to his extensive executive experience, prior board service for emerging technology companies and leadership skills.

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Guo Xiao Member since 2017 Age 49
Served as our Chief Executive Officer since 2013 and as a member of our Board since 2017. Prior to that, Mr. Guo was Managing Director of Thoughtworks China from 2007 to 2013 and served as Head of Technology of Thoughtworks China from 2004 to 2007. Mr. Guo worked as a Senior Agile Software Developer for Thoughtworks United Kingdom from 2002 to 2004. At the beginning of his career, from 1999 to 2002, Mr. Guo worked as an Agile Software Developer for Thoughtworks US. Mr. Guo earned a Bachelor of Science in Chemistry from Peking University, a Master of Science in Chemistry from Northwestern University, where he also completed the Executive Development Program at the Kellogg School of Management, and a Master of Science in Computer Science from Loyola University Chicago. We believe Mr. Guo is qualified to serve on our Board due to his management experience, operational expertise and historical insight into our business.

Roxanne Taylor Member since 2021 Age 66 Independent
Served as a member of our Board since June 2021. Ms. Taylor served as the Chief Marketing and Communications Officer of Memorial Sloan Kettering Cancer Center from February 2020 until October 2022. From 2007 until September 2018, Ms. Taylor served as Chief Marketing and Communications Officer at Accenture, a global professional services company. From 1995 to 2007, Ms. Taylor served in various marketing positions at Accenture, including Managing Director Corporate and Financial Communications and Director of Marketing and Communications for the Financial Services practice. Before joining Accenture, Ms. Taylor served in corporate communications, investor relations and senior marketing positions at Reuters and Quotron (now part of Citicorp) from 1993 to 1995 and 1989 to 1993, respectively. Ms. Taylor currently serves on the board of directors of Pure Storage and Unisys. Ms. Taylor earned a Bachelor of Arts from the University of Maryland in College Park. We believe that Ms. Taylor is qualified to serve on our Board due to her extensive marketing experience, as well as her technology industry knowledge.

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Board Profile
The following are areas of expertise represented by members of the Board. We believe these are the right skills to constructively challenge management and guide Thoughtworks' business strategy.

Skills and Experience	Ian Davis	Guo Xiao	Robert Brennan	Jane Chwick	Rohan Haldea	Gina Loften	Salim Nathoo	William Parrett	Roxanne Taylor
General Management and Business Operations	•	•	•	•	•	•	•	•	•
Technology and Professional Services Experience	•	•	•	•	•	•	•	•	•
Financial Expertise	•	•	•		•	•	•	•	•
Risk Management	•	•	•	•	•	•			•
Human Capital Management	•	•	•	•	•	•	•		•
Strategy Development	•	•	•		•	•	•		•
Sustainability	•					•		•	•
ESG Reporting									•
Government and Public Sector	•					•			•
All Directors exhibit:

•High integrity

•Appreciation of Thoughtworks' unique culture

•Dedication to Thoughtworks

•A commitment to diversity and sustainability

•A proven record of success

•A passion for corporate governance
Diversity
At Thoughtworks, diversity is a core value, and fostering a vibrant community of passionate technologists is one of our key goals. We believe that diversity of backgrounds, life experiences and opinions not only makes us more innovative but are essential to our long-term success. As such, we believe that our Board of Directors is representative of that diversity. The Board Diversity Matrix below is as of April 14, 2023.

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	Female	Male
Total Number of Directors	9
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black	1	0
Asian	0	3
White	2	3
Did Not Disclose Demographic Background	1
Family Relationships
There are no family relationships among any of our directors and executive officers.
Identifying and Evaluating Director Nominees
Our Nominating and Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and ensuring that its membership consists of persons with sufficiently diverse and independent backgrounds. The identification, evaluation and selection of qualified directors is a complex and subjective process, which will be significantly influenced by the particular needs of our Board of Directors from time to time. Our Nominating and Governance Committee has adopted general attributes that it looks for in potential nominees to the Board, but it does not have a specific set of minimum qualifications or required skills, other than those that are necessary to meet regulatory and listing requirements and the provisions of our governing documents. Our Nominating and Governance Committee, in recommending director candidates for election to our Board of Directors, is expected to consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, our Nominating and Governance Committee and the Board of Directors may also consider the following criteria, as well as any other factors that they deem to be relevant:

•Serving as an officer or former officer of a publicly-held company;

•The candidate’s experience as a board member of another publicly-held company;

•The strength of the candidate’s leadership skills;

•The candidate’s experience in finance and accounting and/or executive compensation practices;

•The candidate’s commitment to Thoughtworks; and

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•Whether the candidate has the time required for preparation, participation and attendance at meetings of our Board of Directors and Committee meetings.
Our Nominating and Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment and the inclusion of diverse experiences. Therefore, our Nominating and Governance Committee will consider diversity and inclusion factors when evaluating candidates.
Stockholders may recommend individuals to our Nominating and Governance Committee for consideration as potential director candidates by submitting the names of recommended individuals, together with appropriate biographical information and background materials, to:
Nominating and Governance Committee
℅ Thoughtworks Holding, Inc.
200 East Randolph Street
25th Floor
Chicago, Illinois 60601
USA
In the event there is a vacancy and assuming that appropriate biographical and background materials has been provided on a timely basis, our Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria, as it follows for candidates submitted by others.
Classes
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of approximately one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Director Nomination Agreement
We have entered into a Director Nomination Agreement with an entity controlled by funds advised by Apax Partners L.L.P. (the “Apax Funds”). Specifically, the Director Nomination Agreement provides the Apax Funds, through their control of Turing EquityCo II L.P., with the right, but not the obligation, to nominate a number of individuals designated for election as our directors at any meeting of our stockholders (the “Apax Directors”), such that, upon the election of each such individual and each other individual nominated by or at the direction of our Board of Directors or a duly-authorized committee of the Board of Directors, as a director of our company, the number of Apax Directors serving as directors of our company will be equal to:

(i)	if the Apax Funds and their affiliates together continue to beneficially own at least 50% of the total voting power of the outstanding shares of our common stock, the lowest whole number that is greater than 50% of the total number of directors comprising our Board of Directors;

(ii)	if the Apax Funds and their affiliates together continue to beneficially own at least 40% (but less than 50%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 40% of the total number of directors comprising our Board of Directors;

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(iii)	if the Apax Funds and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 30% of the total number of directors comprising our Board of Directors;

(iv)	if the Apax Funds and their affiliates together continue to beneficially own at least 20% (but less than 30%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 20% of the total number of directors comprising our Board of Directors; and

(v)	if the Apax Funds and their affiliates together continue to beneficially own at least 10% (but less than 20%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 10% of the total number of directors comprising our Board of Directors.
The Apax Funds’ nominees must comply with applicable law and stock exchange rules. The Apax Funds have agreed in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated. At any time when the Apax Funds have the right to designate at least 40% of the total number of directors comprising our Board of Directors for election to our Board, the Apax Funds will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable exchange rules or regulations regarding the independence of Board committee members. In addition, the Apax Funds shall be entitled to designate the replacement for any of their Board designees whose Board service terminates prior to the end of the director’s term, regardless of the Apax Funds’ beneficial ownership at such time. Currently, Mr. Haldea and Mr. Nathoo have been designated as the nominees of the Apax Funds. The Director Nomination Agreement provides for certain consent rights for the Apax Funds so long as they own at least 50% of the total voting power of the outstanding shares of our common stock. Additionally, the Director Nomination Agreement prohibits us from increasing or decreasing the size of our Board without the prior written consent of the Apax Funds for so long as the Apax Funds hold at least 40% of the total outstanding voting power. The Director Nomination Agreement will terminate at such time as the Apax Funds own less than 10% of the total voting power of the outstanding shares of our common stock.
Corporate Governance
Board of Directors
Responsible stewardship
Thoughtworks’ governance structure is designed to foster principled actions, informed and effective decision making and appropriate monitoring of compliance and performance, assuring that the long-term interests of Thoughtworks and its stakeholders are being served. To satisfy the Board of Directors’ duties, directors are expected to maintain the highest standards of responsibility and ethics. The Board of Directors believes there is no single board leadership structure that is optimal in all circumstances. As such, the Nominating and Governance Committee periodically considers the leadership structure of our Board of Directors and makes recommendations to optimize its oversight of management. Our Board of Directors currently believes that our existing leadership structure is effective. The Nominating and Governance Committee and the Board of Directors will continue to review our leadership structure and may make such changes in the future as they deem appropriate.
Controlled company exemption
The Apax Funds continue to control a majority of our outstanding common stock. As a result, we are a “controlled company.” Under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), a company of which more than 50% of

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the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements:

•we have a board of directors that is composed of a majority of “independent directors,” as defined under the rules of such exchange;

•we have a Compensation and Talent Committee that is composed entirely of independent directors; and

•we have a Nominating and Governance Committee that is composed entirely of independent directors.
From time to time, we may rely on this exemption, and in doing so, we may not have a majority of independent directors on our Board of Directors. In addition, our Compensation and Talent and Nominating and Governance Committees may not consist entirely of independent directors and/or may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all Nasdaq corporate governance requirements.
Independence of our Board of Directors
The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, as discussed further below, the listing rules require that, subject to specified exceptions, each member of our Audit, Compensation and Talent and Nominating and Governance Committees be independent.
Our Board of Directors conducts an annual review of the independence of our directors. In its most recent review, our Board of Directors determined that all of our directors are “independent directors” (except for Mr. Guo who also serves as our Chief Executive Officer) as defined under the applicable rules, regulations and listing standards of Nasdaq and the SEC.

Name	Age	Position Director Nominees	Class	Appointed	Current Term Expiration
Gina Loften	57	Director	II	July 2021	2023
Salim Nathoo	52	Director	II	October 2017	2023
William Parrett	77	Director	II	December 2017	2023
Continuing Directors:
Robert Brennan	63	Director	III	July 2021	2024
Jane Chwick	60	Director	I	December 2017	2025
Ian Davis	72	Chair of the Board of Directors	I	June 2021	2025
Rohan Haldea	44	Director	I	October 2017	2025
Roxanne Taylor	66	Director	III	June 2021	2024
Guo Xiao	49	Director and Chief Executive Officer	III	October 2017	2024
The independent directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The independent directors believe that the Company’s current Board structure, with an independent Chair and its main Committees each composed primarily of independent directors, provides appropriate, efficient and effective leadership, communication and administration.

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Chair of the Board
Ian Davis serves as Chair of our Board of Directors. As our Chair, Sir Ian presides over all meetings of the Board of Directors.
The responsibilities of the Chair include:

•Coordinating Board-relevant activities of the directors;

•Calling meetings of the directors, as needed;

•Chairing executive sessions of the independent directors and providing feedback and perspective to the CEO about discussions among the directors and helping to facilitate communication between the CEO and the directors;

•Collaborating with the Corporate Secretary to set the agendas for the board meetings;

•Leading Board meetings; and

•Performing such other functions and responsibilities as requested by our Board of Directors from time to time, including with respect to best practices in governance, succession planning for board members and key members of management and stockholder and stakeholder engagement.

Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation and Talent Committee and a Nominating and Governance Committee. Our Board of Directors may establish other committees from time to time to facilitate the management of our business. Members of each committee serve until their resignation or until otherwise determined by our Board of Directors. The composition and functions of each committee are described below. Each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Standards, which are available on our website at investors.thoughtworks.com. Currently, our committee assignments are as follows:

Board Member		Audit Committee	Compensation & Talent Committee	Nominating & Governance Committee
Ian Davis (CH)	I			C
Robert Brennan	I		C	•
Jane Chwick	I		•	•
Guo Xiao
Rohan Haldea	I		•
Gina Loften	I	•	•
Salim Nathoo	I			•
William Parrett	I	C*		•
Roxanne Taylor	I	•	•
C = Committee chair
CH = Chairman of the Board
I = Independent director for Board of Directors (excluding the committees of the Board of Directors)
* = Designated as an "audit committee financial expert" within the meaning of SEC regulations and applicable listing standards of Nasdaq

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Audit Committee
Our Audit Committee is composed of Gina Loften, William Parrett and Roxanne Taylor, with William Parrett serving as chair of the Audit Committee. Our Board has determined that all the members of the Audit Committee meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has also determined that William Parrett is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq. During 2022, the Audit Committee held eight meetings. The Audit Committee’s responsibilities include:

•appointing, approving the compensation of and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•pre-approving audit and permissible non-audit services and the terms of such services, to be provided by our independent registered public accounting firm;

•reviewing our policies on risk assessment and risk management;

•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us;

•reviewing the adequacy of our internal control over financial reporting;

•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

•reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•reviewing and discussing with management and our independent registered public accounting firm our earnings releases and guidance.
Review, Approval or Ratification of Transactions with Related Persons
The Audit Committee of our Board of Directors has primary responsibility for reviewing and approving transactions with related parties. The Audit Committee Charter provides that the Audit Committee shall review and approve in advance any related party transactions. We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our Audit Committee, subject to the exceptions described below.

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In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee may determine that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.
Transactions with Related Persons for 2022
We currently employ Penelope Morrow, who is married to Christopher Murphy, our Chief Executive Officer of Thoughtworks North America. In 2022, Ms. Morrow received total annual compensation, consisting of base salary and other compensation, which includes the grant date fair value of an RSU award, of $213,634. Ms. Morrow’s compensation and other benefits are comparable to those of other employees of the Company in similar positions and determined by the Company consistent with its compensation practices applicable to other similarly situated employees.
Compensation and Talent Committee
Our Compensation and Talent Committee is composed of Robert Brennan, Jane Chwick, Rohan Haldea, Gina Loften and Roxanne Taylor, with Robert Brennan serving as chair of the Compensation and Talent Committee. During 2022, the Compensation and Talent Committee held six meetings. The Compensation and Talent Committee’s responsibilities include:

•annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•reviewing and approving the compensation of our other executive officers;

•appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation and Talent Committee;

•conducting the independence assessment outlined in rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation and Talent Committee;

•annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;

•reviewing and establishing our leadership compensation, philosophy and guidelines;

•overseeing and administering our equity compensation plans;

•overseeing our diversity and inclusion programs and planning for human capital management;

•overseeing management succession planning;

•reviewing and making recommendations to our Board with respect to director compensation; and

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•reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Compensation and Talent Committee Interlocks and Insider Participation
None of our executive officers currently serves, nor in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation and Talent Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Robert Brennan, Jane Chwick, Ian Davis, Salim Nathoo and William Parrett, with Ian Davis serving as chair of the Nominating and Governance Committee. During 2022, the Nominating and Governance Committee held two meetings. The Nominating and Governance Committee’s responsibilities include:

•developing and recommending to our Board criteria for Board and committee membership;

•developing and recommending to our Board best practices and corporate governance principles;

•subject to the rights of the Apax Funds under the Director Nomination Agreement as described in ‘‘Proposal 1 Election of Directors — Identifying and Evaluating Director Nominees — Director Nomination Agreement,” identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•reviewing our Environmental, Social and Governance ("ESG") program, policies and initiatives and providing guidance to the Board and management on ESG matters;

•developing and recommending to our Board a set of corporate governance guidelines; and

•reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Director Meetings and Attendance
During 2022, the Board of Directors and Committees maintained their schedules of regular meetings, some of which were held virtually. The Board of Directors expects each director to attend all meetings, including the annual meeting, meetings of the Board of Directors and meetings of committees of the Board of Directors on which such director serves.
The Board of Directors had 5 regular meetings and 1 special meeting. Each Director attended at least 75% of the regularly scheduled and special meetings of the Board of Directors. In lieu of holding an in-person annual meeting of stockholders in 2022, the stockholders conducted an annual meeting virtually. Seven of the Directors attended the annual meeting.
Executive Sessions
During 2022, the Board of Directors and some committees met in Executive Sessions without members of management present. The independent directors met in Executive Session at every regular Board meeting in 2022. The Chair led all of the Executive Sessions of the Board of Directors.

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Director Compensation Program
Our non-employee directors are eligible to receive compensation for their service on our Board of Directors pursuant to the non-employee director compensation policy, which provides for: (i) an annual cash retainer of $100,000, payable in four equal quarterly installments and prorated for any partial year of service on our Board of Directors; and (ii) an annual equity grant in the form of restricted stock units with an aggregate grant date fair value of $150,000 (plus an additional annual grant in the form of restricted stock units with an aggregate grant date fair value of (a) $60,000 for the Non-Executive Board Chair, (b) $20,000 for each of the chair of the Audit Committee and the chair of the Compensation and Talent Committee and (c) $10,000 for the chair of the Nominating and Governance Committee), to be granted on the date of our annual stockholders meeting, subject to the terms of the 2021 Omnibus Incentive Plan and the award agreement pursuant to which such award is granted, including a one-year vesting term, subject to continued service on our Board of Directors.
The following table summarizes total compensation for each of our non-employee directors in fiscal year 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board, including any representatives of Apax, in fiscal year 2022. Representatives of Apax receive no compensation for service as directors and, consequently, are not included in this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Ian Davis	100,000	198,146	298,146
Robert Brennan (1)	100,000	153,115	253,115
Jane Chwick	100,000	135,107	235,107
Gina Loften	100,000	135,107	235,107
William Parrett	100,000	153,115	253,115
Roxanne Taylor (1)	100,000	135,107	235,107
(1) Mr. Brennan has elected to defer the receipt of the shares underlying his RSUs granted in 2022 until the earliest of his death, disability, separation from service and change in control. Ms. Taylor has elected to defer the receipt of the shares underlying her RSUs granted in 2022 until June 15, 2024, which is the second anniversary of the date on which her RSUs vested.
(2) The following table presents the aggregate number of shares underlying outstanding options and unvested RSUs that, in each case, were held by our non-employee directors on December 31, 2022:

Name	Number of Shares Underlying Options (#)	Number of Shares Underlying RSUs (#)
Ian Davis	—	14,591
Robert Brennan	—	11,275
Jane Chwick	123,394	9,949
Gina Loften	—	9,949
William Parrett	123,394	11,275
Roxanne Taylor	—	9,949
Expenses
We reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses incurred for their in-person attendance at and participation in meetings of our Board of Directors and any committee of the Board of Directors. Our directors are also encouraged and provided with opportunities to

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participate in education programs that would assist them with discharging their duties as a member of our Board of Directors.
Our Executive Officers
Below is a list of the names, ages (as of April 6, 2023), positions and a brief account of the business experience of the individuals who serve as executive officers (business experience for Mr. Guo, who is both a director and executive officer, can be found in the section entitled “Proposal 1 Election of Directors — Continuing Directors”). Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

Name	Age	Position
Guo Xiao	49	Chief Executive Officer and Director
Erin Cummins	44	Chief Financial Officer
Sai Mandapaty	57	Chief Commercial Officer
Ramona Mateiu	45	Chief Legal and Compliance Officer
Christopher Murphy	50	Chief Executive Officer of Thoughtworks North America
Joanna Parke	45	Chief Talent and Operating Officer
Rebecca Parsons	62	Chief Technology Officer
Chad-Affonso Wathington	44	Chief Strategy Officer
Julie Woods-Moss	58	Chief Marketing Officer

Erin Cummins Chief Financial Officer 18-year Tenure Age 44
Served as our Chief Financial Officer since 2014. Prior to that, Ms. Cummins was Head of Operations and Finance for Thoughtworks Europe. Ms. Cummins has served in various leadership roles in the organization spanning across multiple countries, with both financial and operational responsibilities. Prior to joining Thoughtworks in 2004, Ms. Cummins was an auditor for Plante Moran from 2001 to 2004. Ms. Cummins earned her Bachelor of Arts and Master of Science (Professional Accounting) degrees from Michigan State University.

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Sai Krishna Mandapaty Chief Commercial Officer 13-year Tenure Age 57
Served as our Chief Commercial Officer since 2017. Prior to that, Mr. Mandapaty was Global Head of Strategy from 2015 to 2017, Global Head of Strategic Clients from 2014 to 2015 and Global Head of Demand from 2010 to 2015. Prior to joining Thoughtworks in 2010, Mr. Mandapaty worked at Satyam Computer Services (later acquired by Tech Mahindra) in various capacities, including leading the Financial Services business unit. Mr. Mandapaty’s earlier employment was with Bosch India and Wipro Technologies. Mr. Mandapaty earned a Bachelor of Engineering (Mechanical) from Visvesvaraya National Institute of Technology and a Post Graduate Diploma in Management from Indian Institute of Management Bangalore.

Ramona Mateiu Chief Legal and Compliance Officer 14-year Tenure Age 45
Served as our Chief Legal Officer since 2017 and as our Chief Compliance Officer since 2018. Prior to that, Ms. Mateiu served as Thoughtworks Deputy General Counsel in 2017 and as Head of Legal for Thoughtworks North America from 2009 to 2017. Ms. Mateiu previously served as Associate General Counsel at PrivateBancorp (now part of CIBC). Before joining PrivateBancorp, Ms. Mateiu served in a legal role at Thoughtworks from 2008 to 2009 and was a corporate associate at Schiff Hardin LLP. Ms. Mateiu earned a Juris Doctor from the University of California at Berkeley School of Law and a Bachelor of Arts in Economics from the University of Illinois at Urbana-Champaign.

Christopher Murphy Chief Executive Officer for Thoughtworks North America 18-year Tenure Age 50
Served as our Chief Executive Officer for Thoughtworks North America since 2018. Prior to that, Mr. Murphy was Group Managing Director of Europe, Middle East and South Asia from 2015 to 2018, Chief Strategy Officer and Global Head of Marketing from 2012 to 2015, Managing Director of Asia Pacific from 2008 to 2012 and Associate General Counsel from 2004 to 2007. Prior to joining Thoughtworks, Mr. Murphy was a Senior Solicitor in the Intellectual Property and Information Technology Group at Mayer Brown and a Senior Associate in the Intellectual Property and Information Technology Group at Corrs Chambers Westgarth. Mr. Murphy earned a Bachelor of Science in computer science from the University of Melbourne, a Bachelor of Laws from the University of Melbourne, a Master of Laws (Intellectual Property) from Monash University and a Master of Information Technology from Monash University.

2023 Proxy Report

Table of contents	Corporate Governance

Joanna Parke Chief Talent and Operating Officer 20-year Tenure Age 45
Served as our Chief Talent Officer since 2018 and was named Operating Officer in 2022. Prior to that, Ms. Parke was Group Managing Director for North America from 2013 to 2018. Ms. Parke led the central region of North America as Market Principal from 2011 to 2013. From 2010 to 2011, Ms. Parke led the creation of the entry-level graduate development program in the United States. Ms. Parke worked as a Thoughtworks consultant in roles including Agile Software Developer and Project Manager from 2003 to 2010. Prior to joining Thoughtworks, Ms. Parke was an engineer at Epicentric and Sapient. Ms. Parke earned a Bachelor of Science in Electrical Engineering with a minor in Computer Science from the University of Illinois at Urbana-Champaign.

Dr. Rebecca J. Parsons Chief Technology Officer 23-year Tenure Age 62
Served as our Chief Technology Officer since 2006. Prior to that, Dr. Parsons was Vice President of Innovation and also worked as a developer and architect for many of our clients. Prior to joining Thoughtworks in 1999, Dr. Parsons was an Assistant Professor of Computer Science at the University of Central Florida, a Director’s Postdoctoral Fellow at Los Alamos National Laboratory and an IBM Fellow at Rice University. Prior to her work as a graduate student at Rice University, Dr. Parsons held technology positions at Caterpillar Tractor Company, United Technologies Mostek and Amdahl Communications. Dr. Parsons earned a Bachelor of Science in both Computer Science and Economics from Bradley University and both a Master of Science and a Ph.D. in Computer Science from Rice University.

Chad-Affonso Wathington Chief Strategy Officer 18-year Tenure Age 44
Served as our Chief Strategy Officer since 2018. Prior to that, Mr. Wathington served as our Chief Capability Officer from 2015 to 2018, where he focused on scaling Thoughtworks’ service offerings. From 2011 to 2015, Mr. Wathington was Managing Director of ThoughtWorks Studios, a product division focused on tooling for agile software development and continuous delivery. Mr. Wathington assumed this role after being Head of Product for ThoughtWorks Studios from its inception in 2007. Prior to joining Thoughtworks, Mr. Wathington was a strategy consultant at the Boston Consulting Group (BCG), specializing in industrial goods, pharmaceutical and technology areas. Mr. Wathington held various positions in Chicago’s technology startup ecosystem before joining BCG. Mr. Wathington earned a Bachelor of Arts from Harvard University with a foreign language citation in Japanese.

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Table of contents	Corporate Governance

Julie Woods-Moss Chief Marketing Officer 3-year Tenure Age 58
Served as our Chief Marketing Officer since 2019. Prior to that, Ms. Woods-Moss was a Senior Advisor to McKinsey & Company from March 2019 to September 2019. Ms. Woods-Moss was President at Tata Communications from 2012 to 2018 and held the leadership positions of Chief Marketing Officer, Chief Innovation Officer and CEO of Tata’s Nextgen Business. Prior to that, Ms. Woods-Moss held the leadership positions of President of Marketing, Strategy and Propositions at BT Group Plc (BT Global Services), Vice President at Liberty Global (UPC) and Director at IBM. Ms. Woods-Moss is a Non-Executive Director at Grosvenor Group (Liverpool One Fund) and the chair of the board of dunnhumby, a subsidiary of Tesco Plc. Ms. Woods-Moss earned a Bachelor of Engineering degree in Telecommunication Engineering from Plymouth University.
Oversight of our Company
Our Board of Directors reviews strategic, operational, compliance and financial risk in the context of discussions, question-and-answer sessions and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management.
Oversight of Risk Mitigation
We recognize that risk assessment and oversight are an integral part of achieving our organizational goals, enhancing stockholder value and increasing the likelihood of long-term corporate success. We believe our corporate governance structure and culture of risk mitigation allows us to balance opportunity and risk to innovate for more customers. As such, our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic, operational, financial and legal risks at regular management meetings and raises strategic issues and points of concern with the Board of Directors, or its standing committees, through regularly scheduled or, if necessary, special meetings. The Enterprise Risk Management ("ERM") Steering Committee, composed of members from senior management, regularly assesses and prioritizes enterprise risks, assigning the risk owners within the business to build the appropriate mitigation plan. The status of the risks is regularly monitored and reported to the ERM Steering Committee and to the Board by the risk owners.
The Board of Directors is responsible for overseeing senior management’s execution of its risk management duties and for assessing our approach to risk management. Further, the Board of Directors regularly reviews and discusses strategic, operational, reputational and enterprise compliance risks, among others. The Board of Directors consults with external advisors, including outside counsel, consultants, auditors and experts, to ensure that it is well informed about the risks and opportunities facing Thoughtworks. In addition, independent directors hold regular executive sessions without management present to discuss our risk management practices and risks facing our company and our business.
Our standing committees of the Board of Directors play a vital part in our risk management oversight. Our Audit Committee is responsible for overseeing our major financial, compliance, reporting and operational risk exposures,

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Table of contents	Corporate Governance
along with assessing our cyber security and the steps our management has taken to monitor and control these exposures. As a part of this mandate, the Audit Committee reviews compliance with applicable laws and regulations and oversees internal company policies, procedures and programs designed to promote and monitor legal and regulatory compliance. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the Compensation and Talent Committee is responsible for ensuring our compensation and recruiting programs are effectively structured to attract and retain the Company’s talent. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance policies. Certain committees also have their independent directors meet in private sessions with management and compliance leaders during the course of the year.
Board Oversight of Human Capital Management
Our reputation for technology excellence, thought leadership and advocacy for social change enables us to attract what we believe is the best talent in the industry. Continuing to attract, cultivate and retain the best people globally is crucial to all aspects of Thoughtworks’ business and its long-term success. To that end, the Board of Directors and its committees are actively involved in the Company’s human capital management strategy and receive reports on key metrics throughout the year, including those related to diversity and inclusion, recruiting and talent development.
Code of Conduct and Code of Ethics for Senior Financial Officers
We have adopted a Code of Conduct that applies to all employees, officers, contractors and directors. In addition, we adopted a Code of Ethics for Senior Financial Officers, which applies to our chief executive officer, chief financial officer, principal accounting officer, controller and persons performing similar functions (together, “Codes of Conduct”). The full texts of our Codes of Conduct are posted on our website at investors.thoughtworks.com. We intend to disclose on our website any future amendments of our Codes of Conduct or waivers that exempt any senior financial officers or our directors from provisions in the Codes of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and you should not consider information on our website to be part of this Proxy Statement.
Insider Trading Policy Prohibitions and Rule 10b5-1 Plans
Our Board of Directors has adopted an insider trading policy that applies to all employees, officers, consultants, contractors and directors. Our insider trading policy prohibits trading in derivative securities related to our common stock, which includes engaging in short selling of our common stock, options trading on Thoughtworks securities, hedging and monetization transactions, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan. In addition, our insider trading policy prohibits short term trades less than six months.
From time to time, our executive officers may have Rule 10b5-1 trading plans. We do not undertake any obligation to report Rule 10b5-1 trading plans that are adopted, or may be adopted in the future, by any of our officers and directors, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

2023 Proxy Report

Security Ownership of Certain Beneficial Owners and Management
The following table shows information about the beneficial ownership of our common stock by:

•each person known by us to beneficially own 5% or more of our outstanding common stock;

•each of our directors and named executive officers (“NEOs”); and

•all of our directors and executive officers as a group.
The numbers listed below are based on 316,913,637 shares of our common stock outstanding as of April 6, 2023. Except as otherwise noted below, the address of each beneficial owner listed in the table below is c/o Thoughtworks Holding, Inc., 200 East Randolph Street, 25th Floor, Chicago, IL 60601. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of shares	Percentage
5% Stockholders
Turing EquityCo II L.P.(1)	197,750,138	62.4%
Siemens AG(2)	24,152,051	7.6%
Gamnat PTE LTD(3)	16,517,765	5.2%

Directors and NEOs
Guo Xiao(4)	4,087,052	1.3%
Rebecca Parsons(5)	2,183,029	*
Christopher Murphy(6)	1,358,435	*
Erin Cummins(7)	859,838	*
Sai Mandapaty(8)	1,374,810	*
Ian Davis	28,572	*
Robert Brennan	2,381	*
Jane Chwick(9)	172,735	*
Rohan Haldea	—	*
Gina Loften	2,381	*
Salim Nathoo	—	*
William Parrett(10)	168,309	*
Roxanne Taylor	2,381	*
All directors and executive officers as a group (17 individuals)(11)	12,584,266	3.9%
(1)Based on information contained in a Schedule 13G filed with the SEC on February 14, 2022, Turing EquityCo II L.P. (“EquityCo II”) holds these shares directly. Apax IX GP Co. Limited (“Apax IX GP”), through majority vote of its investment committee, shares voting and dispositive power over the shares held directly by EquityCo II, may be deemed the beneficial owner of such shares. The individual members of the investment committee of Apax IX GP disclaim beneficial ownership of these shares. The business address of EquityCo II is PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey, GY1 3PP. The business address of Apax IX GP is Royal Bank Place, Third Floor, 1 Glategny Esplanade, St. Peter Port, Guernsey, GY1 2HJ.
(2)Based on information contained in a Schedule 13G filed with the SEC on February 10, 2022, Siemens AG has the sole voting power with respect to 24,152,051 shares and the sole dispositive power with respect to 24,152,051 shares. Siemens AG stated its business address as Otto-Hahn-Ring 6, 81739, Munich, Germany.
(3)Based on information contained in a Schedule 13G filed with the SEC by GIC Private Limited (“GIC”) on February 9, 2023. GIC is a fund manager for the Government of Singapore (“GoS”) and Monetary Authority of Singapore (“MAS”) and has been given the sole discretion to exercise the voting rights attached to, and the disposition of, any shares managed on behalf of GoS. As such, GIC has the sole power to vote and the power to dispose of 12,955,224 shares beneficially owned by it and shares the power to vote and dispose of 3,562,541

2023 Proxy Report

shares beneficially owned by it with MAS. GIC is wholly-owned by the GoS and was set up with the sole purpose of managing Singapore’s foreign reserves. GoS disclaims beneficial ownership of these shares. GIC's business address is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(4)Includes 918,742 shares of common stock owned and held by Xiao Guo Trust 2020, 154,910 shares of common stock owned directly, and 3,013,400 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
(5)Includes 737,386 shares of common stock owned directly, as well as 1,445,643 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
(6)Includes 346,614 shares of common stock owned directly, as well as 1,011,821 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
(7)Includes 222,809 shares of common stock owned directly, as well as 637,029 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
(8)Includes 250,000 shares of common stock owned and held by Sai Krishna Mandapaty 2021 Gift Trust, 81,733 shares of common stock owned and held by Mandapaty Family Trust DTD 29/12/2020, 19,704 shares of common stock owned directly, and 1,023,373 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
(9)Includes 67,724 shares of common stock owned directly, as well as 105,011 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
(10)Includes 56,555 shares of common stock owned and held by Family Leisure Properties, LLC - Series E, 6,743 shares of common stock owned directly, and 105,011 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
(11)Includes, with respect to all Directors and NEOs, 3,452,217 shares directly or indirectly beneficially owned and 9,132,049 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 6, 2023.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	34,979,933	(2)	$3.83	(3)	67,365,573	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	34,979,933		$3.83		67,365,573
(1)Represents the 2017 Stock Option Plan ("2017 Plan"), the 2021 Omnibus Incentive Plan ("Omnibus Plan") and the Employee Stock Purchase Plan ("ESPP").
(2)Includes shares of common stock underlying 21,607,562 options, 13,013,946 restricted stock units ("RSUs") and 358,425 performance stock units ("PSUs"), based on the actual achievement of 65.9% of target for non-market based PSUs and maximum-level achievement for market-based PSUs.
(3)Represents the weighted-average exercise price of stock options outstanding under the 2017 Plan as of December 31, 2022, and excludes RSUs and PSUs, which do not have an exercise price.
(4)Includes 2,653,406 shares available for issuance under the 2017 Plan, 55,731,863 shares available for issuance under the Omnibus Plan and 8,980,304 shares available for issuance under the ESPP, in each case as of December 31, 2022. The number of shares reserved for issuance under the Omnibus Plan is subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, with the amount of such increase equal to the lesser of (i) 5% of the total number of shares of our common stock outstanding on the final day of the immediately preceding calendar year and (ii) any such smaller number of shares of our common stock as is determined by the Board. The number of shares reserved for issuance under the ESPP is subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, with the amount of such increase equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on the final day of the immediately preceding calendar year and (ii) any such smaller number of shares of our common stock as is determined by the Board. As the ESPP has not yet commenced, no shares of our common stock are currently subject to any outstanding participant rights to purchase such shares under the ESPP.

2023 Proxy Report

Table of contents	Proposal 2: Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation
Proposal 2
Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation
As required by Section 14A of the Exchange Act, the Company is asking stockholders to vote, on an advisory basis, on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board believes that a frequency of “every one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say-on-pay” vote. Therefore, as a matter of good corporate governance, the Company recommends stockholders vote for “every one year” at the 2023 Annual Meeting.

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Company and the Board will consider the outcome of the vote when making future decisions about the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers.

Our Board of Directors recommends a non-binding advisory vote to conduct future non-binding advisory votes on executive compensation “EVERY ONE YEAR.”

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during our fiscal year ended December 31, 2022 ("fiscal year 2022"). It also provides an overview of our executive compensation philosophy, core principles and objectives. Finally, it analyzes how and why the Compensation and Talent Committee arrived at the specific compensation determinations for our NEOs for fiscal year 2022, including the key factors that the Compensation and Talent Committee considered in deciding their compensation. For fiscal year 2022, our NEOs were:

•Guo Xiao (our President and Chief Executive Officer);

•Rebecca Parsons (our Chief Technology Officer);

•Christopher Murphy (our Chief Executive Officer of Thoughtworks North America);

•Erin Cummins (our Chief Financial Officer); and

•Sai Mandapaty (our Chief Commercial Officer).
Executive Summary and Fiscal Year Performance Highlights
Last year, Thoughtworks celebrated its first full year as a public company. For fiscal year 2022, Thoughtworks reported approximately $1.3 billion in revenue, representing a 21.1% increase on a reported basis, or 26.8% on a constant currency basis, compared to the prior year. We continue to drive our business with rigor and discipline, managing supply and demand and being proactive with clients to help them achieve a better return from their technology budgets. At the core, our revenue growth is from deepening relationships with existing clients and winning new logos, and that is reflected in the number of our clients with full-year revenues greater than $10 million increasing to 35 in 2022, compared to 30 in 2021.
The Compensation and Talent Committee believes that the fiscal year 2022 compensation of our NEOs is commensurate with Thoughtworks' size, performance and profitability, the significant scope of their roles and responsibilities and their value-driving leadership. Our executive compensation program is consistent and effective. While remaining true to principles and sound compensation policies and practices, our program also has the flexibility to incorporate feedback and evolving compensation practices that are important to us and our stakeholders. We believe our ability to attract and retain high-performing, world-class and diverse thought leaders enables us to achieve our business objectives, resulting in long-term value creation for our stockholders. In addition to aligning with our business strategy, our executive compensation philosophy supports our mission and collective impact.
Executive Compensation Philosophy and Objectives
Our executive compensation philosophy is focused on leverage through variable pay, exemplifying our pay for performance culture that rewards executives based on individual, team and financial performance. We strive to manage an executive compensation program that is simple to administer, data driven, aids in equitable treatment globally, prizes risk mitigating attributes and is reasonably predictable and sustainable.
Compensation is integrated with the broader Total Rewards programs, as outlined in the table below. We proactively assess our offerings and expect to exhibit flexibility as needed to maintain competitiveness, promote

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
inclusiveness and retain top talent. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•Provide market competitive compensation and benefit levels that will attract, motivate, reward and retain a highly-talented team of executives within the context of responsible cost management;

•Incent executives to model the Thoughtworks "Why";

•Align the interests and objectives of our executives with our stakeholders by linking their long-term incentive compensation opportunities to Thoughtworks' performance; and

•Offer total compensation opportunities to our executives that, while competitive, are internally consistent and fair.
Our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, motivate, reward and retain the executive officers who we believe are critical to our success. Keeping this in mind, the Compensation and Talent Committee seeks to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between our CEO and our other executive officers, and between our executive officers and other non-executive employees.
For fiscal year 2022, the Compensation and Talent Committee structured the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, short-term incentive compensation in the form of an Annual Bonus Program ("ABP") and long-term incentive compensation, in the form of RSU and PSU equity awards. We use equity awards that vest over time to align employee and stockholder interests and provide incentive for continued service. We believe that retaining and developing the best talent over the long-term is a key factor in our business success and ability to continue creating value for our stakeholders. We require our NEOs and other senior executives to maintain certain levels of holdings of Thoughtworks stock.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
Our governance standards regarding executive compensation are consistent with our executive compensation policies and practices. The Compensation and Talent Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

What we do

•Maintain an independent Compensation and Talent Committee with an independent Compensation Consultant.

•Maintain meaningful stock ownership guidelines for senior management and directors.

•Perform an annual executive compensation review.

•Set the compensation package so that a significant portion of our NEOs' compensation is “at-risk,” since the value derived from equity awards is variable in nature based on corporate performance, which aligns the interests of our NEOs and stakeholders.

•Institute multi-year vesting requirements for equity awards to encourage focus on long term results.

•Maintain a Compensation Recovery (“Clawback”) Policy.

•Use double-trigger change in control arrangements.

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Table of contents	Compensation Discussion and Analysis

What we don't do

•No unique executive retirement plans.

•No repricing of underwater stock options.

•No NEO-specific health, retirement or welfare benefits.

•No hedging or pledging of our equity securities.

•No contracts with multi-year guaranteed salary increases, or guaranteed lump-sum payments.

•No tax gross-ups with respect to Section 4999 of the Internal Revenue Code.
Determining Competitive Levels of Pay
Our Compensation and Talent Committee believes that we must remain competitive in comparison to our industry peers to attract, retain and motivate our executive talent. To that end, the Compensation and Talent Committee evaluates peer companies’ compensation levels and compensation practices to develop a better understanding of market practice. In 2021, in anticipation of the initial public offering, the Compensation and Talent Committee conducted a detailed peer group review. In considering our peer group, our Compensation and Talent Committee reviewed various business attributes and financial metrics. Specifically, identifying other companies operating in IT consulting, software and services and research and consulting services industries. Quantitative factors reviewed included revenues, market capitalization and number of employees, among others. Organizations ranging from approximately ½ to 2 ½ times Thoughtworks’ size were considered for inclusion.
Qualitative factors included key competitors for talent, key competitors in the markets we serve and other factors.
The Compensation and Talent Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. The Compensation and Talent Committee will continue to review the composition of the Company’s peer group at least annually and, as appropriate, will update the group to reflect changes among peer companies, industry consolidation and Thoughtworks’ strategic priorities. Decisions regarding the composition of the peer group ultimately rest with the Compensation and Talent Committee.
The companies comprising the fiscal year 2022 compensation peer group were as follows:

ACI Worldwide, Inc.	Q2 Holdings, Inc.
LiveRamp Holdings, Inc.	Ceridian HCM Holding Inc.
Alteryx, Inc.	TELUS International
Manhattan Associates, Inc.	EPAM Systems, Inc.
Anaplan, Inc. (1)	Teradata Corporation
Pegasystems Inc.	ICF International, Inc.
Avalara, Inc. (2)	TTEC Holdings, Inc.
Perficient, Inc.	Jack Henry & Associates, Inc.
Blackbaud, Inc.	Verint Systems Inc.
(1) Anaplan has since been removed from the peer group due to its acquisition in June 2022.
(2) Avalara has since been removed from the peer group due to its acquisition in October 2022.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Process for Determining Compensation
The Role of the Compensation and Talent Committee
In discharging its responsibilities, the Compensation and Talent Committee works with our CEO and Chief Talent and Operating Officer ("CTOO"). Our management assists the Compensation and Talent Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Role of the CEO
The Compensation and Talent Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation and other compensation-related matters for our executive officers, including our NEOs (except with respect to his own compensation), based on his evaluation of their performance for the prior fiscal year. The Compensation and Talent Committee then considers any relevant guidance from its independent compensation consultant and reviews peer group information. The Compensation and Talent Committee makes a recommendation to the Board which makes the final decision on compensation for NEOs.
Setting CEO Pay
Our CEO participates in the same executive compensation programs as our other executive officers, including the other NEOs. In determining the total pay package for our CEO, the Compensation and Talent Committee considers the same information and factors used in determining the packages for the other NEOs, except that our CEO does not make a recommendation to the Compensation and Talent Committee for his own compensation. The Chairman of the Board also provides commentary on performance and leadership to the Compensation and Talent Committee, and with the input on market relevant pay comparisons from our consultant, Deloitte, the package is reviewed and set annually.
The Role of the Independent Compensation Consultant
Pursuant to its charter, the Compensation and Talent Committee has the authority to engage external advisors, including compensation consultants, legal counsel and other advisors to assist it in discharging the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. In fiscal year 2022, the Compensation and Talent Committee engaged Deloitte, a global compensation consultant, to advise on various executive and director compensation-related matters, which included providing information, analysis and other advice during fiscal year 2022, including assistance with determining a compensation peer group. During fiscal year 2022, the engagement for executive compensation services totaled approximately $0.3 million.
The Company also engaged Deloitte or its affiliates during fiscal year 2022 to provide services unrelated to executive compensation. These engagements primarily consisted of accounting and tax services. Fees paid to Deloitte and its affiliates for these engagements totaled approximately $1.5 million during fiscal year 2022. Management initiated these engagements.
The Compensation and Talent Committee has considered the independence of Deloitte, consistent with the requirements of Nasdaq, and has determined that Deloitte is independent. Further, pursuant to SEC rules and Nasdaq listing standards, the Compensation and Talent Committee conducted a conflicts of interest assessment and determined there was no conflict of interest resulting from the services Deloitte provided in fiscal year 2022.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Elements of Compensation
Our executive compensation program is focused on leverage through variable pay, exemplifying our pay for performance culture that rewards executives based on individual, organizational and financial performance.
We strive to manage an executive compensation program that is simple to administer, data driven, aids in equitable treatment globally, espouses risk mitigating attributes and is reasonably predictable and sustainable.
Compensation is integrated with the broader Total Rewards programs, as outlined in the table below. We proactively assess our offerings and expect to exhibit flexibility as needed to maintain competitiveness, promote inclusiveness and retain top talent.
The fiscal year 2022 executive compensation program applicable to our NEOs consisted of the following:

Component	Objective	Link to Strategy & Performance
Base Salary	Provide market competitive rate of fixed compensation to attract and retain highly qualified thought leaders	Fixed and based on individual performance, experience and impact of role
Annual Bonus Program	Encourages annual results that create stockholder value	Linked to annual achievement of predetermined Company objectives – revenue and adjusted net operating income ("NOI") margin
Long-Term Incentives ("LTI") •RSUs •PSUs	Links long-term incentives to stock price appreciation Aligns compensation with the Company’s long-term strategic growth and profitability goals

Aligns NEOs’ interest to shareholders over a long-term horizon and provides for retention

Performance-based, tied to Company strategy and requires achieving relative Total Shareholder Return and Adjusted EBITDA goals
Benefits and Perquisites	Provides market competitive benefits to attract and retain NEOs	Provides for the same retirement, health and welfare benefits as offered to all of our employees
Base Salary
Each of our NEOs is paid a base salary commensurate with his or her position, experience, skills, duties and responsibilities. The Compensation and Talent Committee reviews base salaries every year, but increases are not guaranteed. The table below shows the fiscal year 2022 base salaries for our NEOs.

NEO	Fiscal Year 2022 Base Salary
Guo Xiao	$682,500
Rebecca Parsons	$715,335
Christopher Murphy	$612,850
Erin Cummins (1)	$500,000
Sai Mandapaty	$500,000
(1) While Ms. Cummins' base pay was set in USD, she is paid in Great British Pounds ("GBP") so her base salary may be impacted by foreign currency exchange rates.
Annual Bonus Program
Each of our NEOs has a performance-based annual cash bonus opportunity under our ABP that pays out based on Thoughtworks’ achievement of predetermined corporate financial performance objectives. Payments under the

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Table of contents	Compensation Discussion and Analysis
ABP were conditioned upon achievement of revenue and profit type targets set at a level to reward robust growth. For fiscal year 2022, the Compensation and Talent Committee used the following framework:

Global Targets	Regional Targets
•Global Revenue (60%)	•Global Revenue (18%)
•Global Adjusted NOI Margin (40%)	•Global Adjusted NOI Margin (12%)
•Country Revenue (42%)
•Country Adjusted NOI Margin (28%)
Actual annual bonuses paid to our NEOs, if any, are based on actual achievement of the global financial targets (as well as the regional financial targets, in the case of Mr. Murphy). The Compensation and Talent Committee reviews the performance against the targets and recommends the payout to the Board for approval.

As a result of Thoughtworks' operating results during fiscal year 2022, the Compensation and Talent Committee recommended, and the Board approved, a 67.5% of on-target funding level for annual bonuses for our executives participating in the global ABP, including our NEOs, except for Mr. Murphy. Regional-based executives, including Mr. Murphy, received annual bonuses based on their respective region's performance. For Mr. Murphy, the Compensation and Talent Committee recommended, and the Board approved, a 55% of on-target funding level for annual bonuses.
Global Corporate Results

	Weighting	Threshold (% of Target)	Target	Maximum (% of Target)	Actual (% of Target)
Global Gross Revenue	60.0%	90.0%	100.0%	107.0%	97.1%
Global Adjusted NOI Margin	40.0%	94.5%	100.0%	105.2%	96.9%
Payout (as a % of target payout)		20.0%	100.0%	250.0%	67.5%
North America Results (Mr. Murphy's plan)

	Weighting	Threshold (% of Target)	Target	Maximum (% of Target)	Actual (% of Target)
Global Gross Revenue	18.0%	90.0%	100.0%	107.0%	97.1%
Global Adjusted NOI Margin	12.0%	94.5%	100.0%	105.2%	96.9%
North America Gross Sales Revenue	42.0%	90.0%	100.0%	107.0%	97.8%
North America Adjusted NOI Margin	28.0%	94.5%	100.0%	105.2%	91.0%
Payout (as a % of target payout)		20.0%	100.0%	250.0%	55.0%

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
The following table sets forth, for each NEO, for fiscal year 2022, the NEO’s target annual bonus and the NEO’s actual annual bonus earned and paid:

Name	Fiscal Year 2022 Target Annual Bonus Opportunity (% of Annual Base Salary)	Fiscal Year 2022 Target Annual Bonus Opportunity	Fiscal Year 2022 Actual Annual Bonus Earned and Paid
Guo Xiao	60%	$409,500	$276,398
Rebecca Parsons	33%	$236,061	$159,333
Christopher Murphy	33%	$202,241	$111,266
Erin Cummins (1)	33%	$165,000	$107,560
Sai Mandapaty	33%	$165,000	$111,369
(1) Ms. Cummins' annual bonus is set and paid in GBP. Ms. Cummins' 2022 Actual Annual Bonus Earned and Paid amount reflects an exchange rate of $1.2305 per GBP, the rate applicable as of March 23, 2023, the payment date of the annual bonus.
Long-Term Incentive ("LTI") Plan
Our NEOs receive a significant proportion of their pay in the form of long-term equity-based awards, specifically both RSUs and PSUs. These awards provide our NEOs with a personal financial interest in Thoughtworks' success through stock ownership, aligning their interests with those of our stockholders. Equity-based incentives also enhance our NEOs' long-term commitment to Thoughtworks' building of stockholder value, as the potential realized value of the awards is determined by stock price appreciation. The Board, taking the recommendation of the Compensation and Talent Committee into consideration, approves awards of long-term equity incentives to our NEOs annually. There is no guaranteed or pre-determined amount. Each year, the amount of the award is considered holistically as part of the total reward package for each NEO.
Annual long-term equity incentive awards to our NEOs typically consist of a blend of RSUs and PSUs. During fiscal year 2022, the Compensation and Talent Committee granted PSUs in April 2022 and RSUs in November 2022, with the November grant relating to the 2023 compensation package. As of November 2021, the proportion of RSUs and PSUs to the overall target value of the long-term incentives is a 50/50 mix. Through service-based vesting and forfeiture provisions included in our RSU and PSU award agreements, we believe that we provide an additional incentive to our leadership to act in furtherance of our long-term success and our stockholders’ interests.
Before our IPO, Thoughtworks awarded options with time and performance vesting provisions. There were no options awarded during fiscal year 2022, and Thoughtworks does not expect to grant any additional options or other awards under the 2017 Plan.
Restricted Stock Units
In November 2022, the Compensation and Talent Committee granted RSUs to our NEOs. The Compensation and Talent Committee determined individual grant values and the proportion of the overall target value of each NEO's long-term incentive award that the RSUs comprised. The RSUs will vest in equal installments over a four-year period, with 25% of the RSUs vesting on each anniversary of the grant date. Upon vesting, each RSU will entitle the NEO to receive one share of Thoughtworks' common stock.
Performance Stock Units
In April 2022, the Compensation and Talent Committee granted PSUs to our NEOs. This was the first grant of PSUs made by Thoughtworks, although Thoughtworks did grant options with performance conditions before our IPO. The Compensation and Talent Committee reviewed different performance measures and selected relative

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Total Shareholder Return ("rTSR") and Adjusted EBITDA for a three-year period, starting on the date of the grant, as performance measures to determine PSU vesting. The Compensation and Talent Committee determined individual grant values and the proportion of the overall target value of each NEO's long-term incentive award that the PSUs comprised. The PSUs will vest, if at all, based on (i) the TSR performance of Thoughtworks' stock relative to the performance of the stock of companies in a predetermined peer group over a performance period of January 1, 2022, through December 31, 2024 (30% of the PSU award); and (ii) meeting specified Adjusted EBITDA targets each fiscal year from 2022 through 2024, subject to the NEO's continued employment during the vesting period (70% of the PSU award). RTSR determined over a three-year time horizon was selected as a metric to align Executive Officer's and stockholder's long-term interest with the Company's relative market performance. Adjusted EBITDA was selected as a metric that rewards annual growth in operating income and aligns the interest of the Executive Officers with the interest of, and value creation for, stockholders also during that three-year period.
Both performance and time vesting criteria must be satisfied in order for the PSUs to be considered vested. Although the performance determination will occur within three months after the end of the relevant fiscal year, vesting does not happen until the third anniversary of the grant date, subject to the NEO's continued employment through such third anniversary date. Depending upon performance, the number of PSUs earned will range from 0% to 200% of the target number of PSUs granted. Upon vesting, each PSU will entitle the NEO to receive one share of Thoughtworks' common stock. The fiscal year 2022 Adjusted EBITDA performance period year ending December 31, 2022 for the Adjusted EBITDA grant resulted in an achievement level of 65.9% of target.
Health and Welfare Plans and Retirement Plans
Our NEOs are eligible to participate in employee benefit plans, including plans providing for, for example, medical, dental, disability, vision and life insurance benefits. We maintain tax-qualified retirement plans in the relevant countries, which provide all regular employees with an opportunity to save for retirement on a tax-advantaged basis. This includes the United Kingdom ("UK"), where our CFO is based. In the USA, under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employee elective deferrals are 100% vested at all times. We have the ability to make discretionary matching and profit-sharing contributions to the 401(k) plan, and such match is issued on a quarterly basis and was capped at $5,000 per employee per year for fiscal year 2022. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Our CFO contributes to our defined contribution retirement plan in the UK on the same basis as other UK-based employees. Participants may elect to defer a portion of their compensation on a pre-tax basis, up to a capped amount, and have such deferred portion be contributed to the plan subject to applicable annual limits under His Majesty's Revenue and Customs regulations. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The employer matching amounts are not discretionary but set in line with the level of elective contribution, and they are applicable to the CFO in the same manner as our other UK-based employees.
Other Compensation Information
Minimum Stock Ownership Requirements
To align our NEOs’ interests with those of our stockholders, our Board has instituted minimum stock ownership requirements under our Corporate Governance Guidelines.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Our current minimum stock ownership requirements are as follows:

Role	Minimum Stock Ownership Requirement
Non-Employee Director	3x Cash Retainer
CEO	5x Base Salary
Other (Non-CEO) Section 16 Officer	2x Base Salary
Section 16 Officers and Directors have five years from hire or promotion to their respective levels to comply with the minimum stock ownership requirements. The minimum stock ownership levels for each Director and Section 16 Officer will be determined annually using the Director’s cash retainer or Section 16 Officer’s annual base salary as of June 30 of the applicable year (each such date, a “Measurement Date”). Compliance with the Guidelines will be determined by using the greater of (i) the price on the date of grant or (ii) the price on the Measurement Date. A Director's or Section 16 Officer's stock options and PSU grants are not considered toward satisfying the minimum stock ownership requirements. Directors who are employees of Apax Partners, L.L.P. are not subject to these minimum stock ownership requirements.
All of our NEOs met the applicable minimum stock ownership requirements as of December 31, 2022.
Insider Trading, Hedging and Pledging Policies
Our policy against insider trading prohibits all employees and directors from engaging in: (i) short sales, (ii) options trading, (iii) hedging transactions, (iv) trading on margin or pledging and (v) selling vote rights in connection with Thoughtworks securities. In addition, employees deemed "Thoughtworks Insiders" and directors are restricted from trading during specified blackout periods and may be subject to pre-clearance approval prior to being allowed to trade.
Executive Employment Agreements
In 2017, the Company entered into an employment agreement with each NEO (together, the “Executive Employment Agreements”) that memorialized the NEO’s base salary, performance-based annual cash bonus opportunity and eligibility to receive reimbursement of reasonable business expenses and participate in the Company’s benefit plans generally.
Each Executive Employment Agreement provides for an initial three-year term, followed by successive one-year extensions thereafter, unless either party elects not to permit such automatic renewal with at least 30 days’ prior written notice. In addition, each Executive Employment Agreement provides for certain severance benefits upon the NEO's resignation for “good reason” or upon a termination of the NEO's employment by the Company without “cause,” each as defined therein, subject to the NEO’s execution, delivery and non-revocation of a release of claims in favor of the Company and continued compliance with restrictive covenants. However, in connection with the adoption of the Executive Severance Plan (as defined below) and our NEOs’ participation therein, the severance benefits under the Executive Employment Agreements ceased to be and are no longer in effect. Please see “—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits each NEO is eligible to receive.
Each Executive Employment Agreement also subjects the NEO to (i) a non-competition covenant during employment and for 12 months thereafter (or such longer period (not to exceed 18 months) that such NEO is receiving severance benefits), (ii) non-interference, non-solicitation and non-hire covenants during employment and for 12 months (in the case of Ms. Cummins and Mr. Murphy) or 18 months (in the case of Mr. Guo, Mr. Mandapaty and Dr. Parsons) thereafter and (iii) assignment of inventions and perpetual confidentiality and non-disparagement covenants.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Relationship Between Pay and Performance
We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding and retaining our executive officers, including our NEOs, with the goal of promoting the interests of our stakeholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our executive officers’ target total direct compensation is “at-risk” and variable in nature.
Generally, this philosophy is reflected in the target total direct compensation opportunities of our NEOs. In fiscal year 2022, a significant portion of the target total direct compensation awarded to our executive officers consisted of variable pay. We use both short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of RSU and PSU awards that may be settled for shares of our common stock.
These variable pay elements ensured that our NEOs’ target total direct compensation for fiscal year 2022 was contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below grant levels commensurate with our actual performance.
As we continue to mature as a public company, we believe that the compensation elements provided to all of our executive officers, including our NEOs, will continue to emphasize “at-risk” pay, which enables us to provide a balanced set of incentives for our executive officers to meet our business objectives and drive long-term growth.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Summary Compensation Table
The following table summarizes the compensation of our NEOs for fiscal year 2022 and the fiscal years ended December 31, 2021 ("fiscal year 2021") and December 31, 2020 ("fiscal year 2020"), with the exception of Ms. Cummins and Mr. Mandapaty, for whom only fiscal year 2022 information is provided, as they were not NEOs in fiscal year 2021 or fiscal year 2020:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Guo Xiao	2022	682,500	3,419,708	—	276,398	6,093	4,384,699
President and Chief Executive Officer	2021	682,500	6,743,541	—	1,001,700	9,983	8,437,724
	2020	633,131	—	198,657	262,106	4,571	1,098,465
Rebecca Parsons	2022	715,335	1,101,356	—	159,333	6,093	1,982,116
Chief Technology Officer	2021	715,335	2,900,157	—	730,476	9,983	4,355,951
	2020	676,776	—	198,657	194,849	4,666	1,074,948
Christopher Murphy	2022	612,850	1,327,987	—	111,266	9,996	2,062,098
CEO of Thoughtworks North America	2021	612,850	2,559,201	—	464,852	11,051	3,647,954
	2020	580,324	—	180,597	245,700	5,483	1,012,104
Erin Cummins (4)(5)	2022	500,000	1,214,671	—	107,560	35,883	1,858,115
Chief Financial Officer
Sai Mandapaty (4)	2022	500,000	1,214,671	—	111,369	6,093	1,832,133
Chief Commercial Officer
(1) Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, of stock or option awards, as applicable, granted to the NEOs. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 10, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2022. For the PSUs granted in 2022 and assigned performance goals, this amount reflects 100% of target. The maximum amount eligible to be earned for the PSUs granted in 2022 is $2,760,055 for Mr. Guo, $1,069,555 for Dr. Parsons, $1,069,555 for Mr. Murphy, $1,069,555 for Ms. Cummins and $1,069,555 for Mr. Mandapaty.
(2) Amounts for each year represent performance-based annual cash bonuses earned with respect to such performance year, which bonuses were paid to our NEOs in the first quarter of the year following the respective performance year.
(3) In accordance with the SEC’s disclosure rules, certain other benefits provided to our NEOs, with the exception of Ms. Cummins, during fiscal year 2022 are not included within the table because the aggregate value of these items is less than $10,000 per NEO. The amounts reported in this column include 401(k) matching contributions for Mr. Guo, Dr. Parsons, Mr. Murphy and Mr. Mandapaty and a de minimis amount related to other benefits. The amount reported in this column for Mr. Murphy also includes the cost of providing him with tax assistance. The amount reported in this column for Ms. Cummins includes $29,760 in UK defined contribution plan matching contributions made by the Company on her behalf. The amount reported in this column for Ms. Cummins also includes life, critical illness and disability insurance premiums paid by the Company on her behalf and a global mobility tax preparation fee paid by the Company on her behalf, neither of which exceeds the greater of $25,000 and 10% of the total amount of her perquisites and personal benefits.
(4) Compensation information for Ms. Cummins and Mr. Mandapaty was provided for fiscal year 2022 only, because they were not NEOs for fiscal year 2021 or fiscal year 2020.
(5) Ms. Cummins is paid in GBP. Her salary, non-equity incentive plan compensation (annual bonus) and certain benefits reported in the "All Other Compensation" column (defined contribution plan matching contributions made by the Company on her behalf and life, critical illness and disability insurance premiums paid by the Company on her behalf) are based on the GBP Exchange Rate. Her salary amount and certain amounts included within "All Other Compensation", as noted, was converted from GBP into USD using the exchange rate as of January 1, 2022, the day her salary was set, of $1.27407 USD per GBP. Her annual bonus amount was converted from GBP into USD using the exchange rate of $1.2305 USD per GBP, the rate applicable as of March 23, 2023, the payment date of the annual bonus.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Grants of Plan-Based Awards Table
The following table sets forth additional information regarding RSUs and PSUs granted to our NEOs during fiscal year 2022:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Guo Xiao	N/A	81,900	409,500	1,023,750
	4/18/2022				14,286	28,572	57,144		574,583
	4/18/2022				14,286	28,572	57,144		805,445
	11/15/2022							244,566	2,039,680
Rebecca Parsons	N/A	47,212	236,061	590,153
	4/18/2022				5,536	11,072	22,144		222,658
	4/18/2022				5,536	11,072	22,144		312,120
	11/15/2022							67,935	566,578
Christopher Murphy	N/A	40,448	202,241	505,603
	4/18/2022				5,536	11,072	22,144		222,658
	4/18/2022				5,536	11,072	22,144		312,120
	11/15/2022							95,109	793,209
Erin Cummins	N/A	33,000	165,000	412,500
	4/18/2022				5,536	11,072	22,144		222,658
	4/18/2022				5,536	11,072	22,144		312,120
	11/15/2022							81,522	679,893
Sai Mandapaty	N/A	33,000	165,000	412,500
	4/18/2022				5,536	11,072	22,144		222,658
	4/18/2022				5,536	11,072	22,144		312,120
	11/15/2022							81,522	679,893
(1) The PSUs granted in fiscal year 2022 consisted of both non-market-based and market-based PSUs. The number of shares presented in the threshold target and maximum columns represents the number of shares that may vest, based on achieved performance at the end of the one-year or three-year performance period applicable to the award and the concurrent three-year service period. The Board also approved on April 18, 2022, 97,144 non-market-based PSUs and the underlying shares are not included in the table as the goals will not be established until 2023 and 2024, as applicable.
(2) The RSUs will vest in equal 25% installments on each of the first four anniversaries of the grant date.
(3) Amounts reflect the aggregate grant date fair value for the NEOs' PSU and RSU awards, calculated in accordance with FASB ASC 718. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 10, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2022. For the PSUs granted in 2022 and assigned performance goals, the amount was calculated assuming performance achievement at 100% of target.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Stock Vested Table
The following table summarizes the number of shares acquired by each of the NEOs in fiscal year 2022 upon vesting of RSUs:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Guo Xiao	197,628	3,200,162
Rebecca Parsons	90,250	1,474,967
Christopher Murphy	74,014	1,195,951
Erin Cummins	52,643	828,686
Sai Mandapaty	67,103	1,077,181
(1) Amounts shown in these columns reflect RSU awards that vested during fiscal year 2022. The value of the RSU award was determined by multiplying the number of shares by the closing price of the Company's common stock on the applicable vesting date.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Outstanding Equity Awards At 2022 Fiscal Year End Table
The following table summarizes the outstanding equity awards held as of December 31, 2022, the last day of fiscal year 2022, by each of the NEOs:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)(2)	Market Value of Shares or Units of Stock that Have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Guo Xiao	10/12/2017	2,445,472	—	2.29	10/12/2027
	12/19/2018	543,838	—	2.48	12/19/2028
	9/15/2020	23,311	5,452	5.16	9/15/2030
	11/18/2021					71,429	727,862
	11/15/2022					244,566	2,492,128
	4/18/2022							42,858	436,723
Rebecca Parsons	10/12/2017	1,212,367	—	2.29	10/12/2027
	12/19/2018	209,186	—	2.48	12/19/2028
	9/15/2020	23,311	5,452	5.16	9/15/2030
	11/18/2021					27,678	282,039
	11/15/2022					67,935	692,258
	4/18/2022							16,608	169,236
Christopher Murphy	10/12/2017	789,234	—	2.29	10/12/2027
	6/8/2018	108,951	—	2.29	6/8/2028
	12/19/2018	91,736	—	2.48	12/19/2028
	9/15/2020	21,192	4,956	5.16	9/15/2030
	11/18/2021					27,678	282,039
	11/15/2022					95,109	969,161
	4/18/2022							16,608	169,236
Erin Cummins	10/12/2017	230,476	—	2.29	10/12/2027
	12/19/2018	191,754	—	2.48	12/19/2028
	12/6/2019	194,298	23,604	5.16	12/6/2029
	9/15/2020	14,128	3,304	5.16	9/15/2030
	11/18/2021					27,678	282,039
	11/15/2022					81,522	830,709
	4/18/2022							16,608	169,236
Sai Mandapaty	10/12/2017	849,694	—	2.29	10/12/2027
	12/19/2018	156,889	—	2.48	12/19/2028
	9/15/2020	16,247	3,800	5.16	9/15/2030
	11/18/2021					27,678	282,039
	11/15/2022					81,522	830,709
	4/18/2022							16,608	169,236

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis

(1) The time-vesting options (43.33% of each option grant) vest over a four-year period, with 37.5% vesting on the 18-month anniversary of the grant date, and an additional 6.25% vesting at the end of every three-month period thereafter, for the remainder of the 48-month vesting period. Vesting is subject to (i) the NEO’s continuous service with us through the applicable vesting date and (ii) full acceleration upon the consummation of a “change in control” (as defined in the 2017 Plan). The performance-vesting options have fully vested.
(2) The RSUs vest annually in equal installments over a four-year period, with 25% vesting on each anniversary of the grant date, subject to the applicable terms and limitations contained in the Omnibus Plan.
(3) Based on the $10.19 closing price of a share of the Company's common stock as reported by Nasdaq on the last day of fiscal year 2022.
(4) The non-market-based PSUs have a performance period of one year and a service period of three years. The market-based PSUs have a performance and service period of three years. The market-based PSUs are reflected at threshold level of performance achievement, and the non-market-based PSUs are reflected at target level of achievement.
Potential Payments Upon Termination or Change in Control
On September 9, 2021, our Board approved a new Executive Severance Plan (the “Executive Severance Plan”), under which each of our NEOs is entitled to severance (the "Severance Benefits”) in the event of a termination of the NEO's employment by the Company without “cause” or by the NEO with “good reason” (each, a “Qualifying Termination”), as each such term is defined in the Executive Severance Plan and summarized below, subject to the NEO's execution of a fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants. Generally, the Severance Benefits consist of 18 months of continued base salary payments (“Salary Severance”), a prorated portion of the NEO’s target bonus for the year in which the Qualifying Termination occurs and up to 12 months of continued healthcare coverage at active employee rates (“Healthcare Severance”).
In addition, if the Qualifying Termination occurs within three months prior to or 12 months following (or 18 months following, in the case of our Chief Executive Officer) a change in control (as defined in the Omnibus Plan), (i) the Salary Severance will consist of one and one-half times (or two times, in the case of our Chief Executive Officer) the sum of the NEO’s base salary and target bonus, payable in a single lump sum, (ii) the Healthcare Severance will consist of up to 18 months of continued healthcare coverage at active employee rates (or 24 months, in the case of our Chief Executive Officer) and (iii) if the Qualifying Termination occurs within two years following the change in control, the Severance Benefits will also include full acceleration of any then-outstanding equity awards (at the greater of target and actual performance, in the case of performance-based awards) that are assumed or substituted by the successor in the change in control, provided that such equity awards that are not so assumed or substituted in the change in control will immediately become fully vested upon consummation of the change in control.
Under the Executive Severance Plan, with respect to each NEO, “cause” and “good reason” have the meaning set forth in the NEO’s Executive Employment Agreement, provided that a material diminution of the NEO’s duties or responsibilities, taken as a whole, without the NEOs consent, will also constitute a basis for “good reason.”
The Executive Severance Plan includes a “best-net” provision, pursuant to which any “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) that become payable to a participant, including an NEO, will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to the participant.
The following table sets forth the benefits expected to be received by each NEO in each of the noted termination scenarios. This table assumes a termination date of December 31, 2022. With respect to amounts representing acceleration of unvested RSUs and PSUs, a qualifying termination in relation to a change in control is a termination without cause that occurs at any time beginning on the date of the change in control up to and including the second anniversary of the change in control. With respect to other amounts, a qualifying termination in relation to a change in control is a termination without cause or resignation for good reason, in each case, that occurs at any time beginning three months prior to the date of the change in control and ending on the 18-month anniversary of the change in control (for Mr. Guo) or on the 12-month anniversary of the change in control (for all other NEOs).

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis

Name	Salary and Bonus (1)	Value of Continuation of Benefits	Value of Accelerated Stock Options, RSUs and PSUs (2)		Total
Guo Xiao
Qualifying Termination, in relation to a Change of Control	$2,593,500	$46,896	$4,118,611	(3)	$6,759,007
Qualifying Termination, not in relation to a Change in Control	$1,433,250	$23,448	$—	(4)	$1,456,698
Death	$—	$—	$4,091,203	(5)	$4,091,203
Disability (6)	$3,249,385	$—	$—		$3,249,385
Rebecca Parsons
Qualifying Termination, in relation to a Change of Control	$1,663,154	$12,355	$1,339,309	(3)	$3,014,818
Qualifying Termination, not in relation to a Change in Control	$1,309,063	$8,236	$—	(4)	$1,317,299
Death	$—	$—	$1,311,901	(5)	$1,311,901
Disability (6)	$932,500	$—	$—		$932,500
Christopher Murphy
Qualifying Termination, in relation to a Change of Control	$1,424,876	$12,466	$1,613,719	(3)	$3,051,061
Qualifying Termination, not in relation to a Change in Control	$1,121,516	$8,311	$—	(4)	$1,129,827
Death	$—	$—	$1,588,804	(5)	$1,588,804
Disability (6)	$2,959,221	$—	$—		$2,959,221
Erin Cummins (7)
Qualifying Termination, in relation to a Change of Control	$1,162,500	$—	$1,585,623	(3)	$2,748,123
Qualifying Termination, not in relation to a Change in Control	$915,000	$—	$—	(4)	$915,000
Death	$—	$—	$1,450,353	(5)	$1,450,353
Disability (6)	$4,282,291	$—	$—		$4,282,291
Sai Mandapaty
Qualifying Termination, in relation to a Change of Control	$1,162,500	$31,357	$1,469,456	(3)	$2,663,313
Qualifying Termination, not in relation to a Change in Control	$915,000	$20,905	$—	(4)	$935,905
Death	$—	$—	$1,450,353	(5)	$1,450,353
Disability (6)	$1,870,861	$—	$—		$1,870,861
(1) Based on compensation structure as of December 31, 2022.
(2) Represents the value of vesting acceleration of the unvested RSUs and PSUs, calculated by multiplying the applicable number of shares subject thereto by the Company's closing stock price of $10.19 per share on December 31, 2022, and the value of vesting acceleration of unvested options, calculated by multiplying the applicable number of shares subject thereto by the excess of such Company's closing stock price of $10.19 per share over the applicable exercise price. For purposes of calculating the value of the non-market-based PSUs, the earned number of shares subject to such PSUs was used for the performance period ended on December 31, 2022 and the target number of shares subject to such PSUs was used for the performance periods ending on December 31, 2023 and 2024. With respect to the market-based PSUs, the target number of shares subject to such PSUs was used in the calculation.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis

(3) Represents the value of vesting acceleration of all unvested equity awards. The actual number of PSUs that will vest will be at the greater of actual and target-level performance.
(4) Represents cancellation of all unvested equity awards, such that the NEOs would not receive any value in respect thereof.
(5) Represents the value of vesting acceleration of unvested RSUs and PSUs and cancellation of any unvested options. The actual number of PSUs that will vest, if any, will be based on actual performance.
(6) Disability benefits shown for U.S. based NEOs represent lifetime benefits and are part of the U.S. Disability plan available to all U.S. based employees. If triggered, these benefits would be payable through our Disability benefits provider. In the case of Ms. Cummins, benefits represent lifetime benefits under the Income Protection Plan available to all UK based employees, also payable through the respective benefits provider.
(7) Ms. Cummins is paid in GBP. Her salary, bonus and benefits amounts are based on the GBP Exchange Rate, as described in footnote (5) to the Summary Compensation Table above.
Risk Assessment of Compensation
The Compensation and Talent Committee has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the combination of different types and amounts of compensation, together with our internal controls and oversight by our Board of Directors, mitigates potential compensation-related risks.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
Compensation Committee Report
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.
The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis with our management and the Compensation and Talent Committee’s independent consultant. Based on its review and discussions, the Compensation and Talent Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.
Submitted by the Compensation and Talent Committee
Robert Brennan, Chair
Jane Chwick
Rohan Haldea
Gina Loften
Roxanne Taylor

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the Company’s median employee. The ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.
To determine the ratio of the total annual compensation of our CEO to the total annual compensation of the median employee, we reviewed the annual base salary of our global workforce as of the last business day of fiscal year 2022. Due to population size, we identified a band of employees with a base salary that approximates the median base salary for the Company. The median base salary reflects our workforce consisting of thousands of international employees from all locations, including active, on leave, temporary, seasonal, fixed term, part-time and full-time employees. It does not include independent contractors, outsourced, third party or hourly-rate workers. We calculated the median employee’s total annual compensation for fiscal year 2022 (which consisted of an increase to base salary, any bonus if relevant and the Company’s contribution to life, pension and disability premiums) and ensured the median employee’s compensation did not contain distortive compensation features.
The median Thoughtworker works in India. For fiscal year 2022, the median employee’s total annual compensation was $48,388. Mr. Guo’s total annual compensation, including the Company’s contribution to the same type of benefits, was $4,384,699, resulting in a CEO pay ratio of 91:1.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. Our CEO is the principal executive officer ("PEO"). The table below summarizes compensation of our PEO and other NEOs for the fiscal years ending on December 31, 2022 and 2021, including the values previously reported in our Summary Compensation Table ("SCT"), as well as the adjusted values required in this section to show compensation actually paid. It also shows our total shareholder return ("TSR"), our net income and our financial performance measure for compensatory purposes, revenues.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)(4)	TSR (5)	Peer Group TSR (5)	Net Income (in thousands)	Revenues (in thousands) (6)
2022	$4,384,699	$(3,626,017)	$1,933,616	$(1,179,380)	$35	$68	$(105,393)	$1,296,238
2021	$8,437,724	$26,208,809	$4,001,953	$8,898,289	$91	$96	$(575)	$1,069,945
(1) The name of our PEO reflected in these columns for each of the applicable fiscal years is Guo Xiao.
(2) The amounts in the following table represent the amounts added to or deducted from the equity award values for the PEO and non-PEO NEOs for the applicable year to compute the "Compensation Actually Paid" amounts shown in this column:

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis

	2022		2021
	PEO	Average Non-PEO NEO	PEO	Average Non-PEO NEO
Summary Compensation Table Total	$4,384,699	$1,933,616	$8,437,724	$4,001,953
SCT Stock Awards amount	(3,419,708)	(1,214,671)	(6,743,541)	(2,729,679)
Change in fair value of outstanding equity awards in applicable year	(1,580,549)	(765,371)	1,625,494	753,449
Change in fair value of equity awards vested in applicable year	(3,010,459)	(1,132,953)	22,889,132	6,872,566
Compensation Actually Paid	$(3,626,017)	$(1,179,380)	$26,208,809	$8,898,289
(3) The fair value of stock awards and stock options included in the Compensation Actually Paid ("CAP") amounts is calculated as of the required measurement date, consistent with the methodology and assumptions used to value the awards and disclosed at the grant date, as described in Thoughtworks' Annual Report. Any changes to stock award fair values from the grant date, for current year grants, and from prior year-end, for prior year grants, are based on Thoughtworks' stock price on the respective measurement dates. Any changes to stock option and market-based PSU fair values are based upon pricing models for changes in stock price, expected term, volatility and risk-free-rate assumptions on the respective measurement dates.
(4) The names of each of our non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Rebecca Parsons, Christopher Murphy, Erin Cummins and Sai Mandapaty; and (ii) for fiscal year 2021, Rebecca Parsons and Christopher Murphy.
(5) Our common stock began trading on Nasdaq Global Select Market on September 15, 2021. Therefore, the TSR is calculated using a start date of September 15, 2021 for each respective year. Further, we are unable to calculate TSR for fiscal year 2020 as the stock began trading in fiscal year 2021, as noted. The peer group used for the TSR calculation is the same peer group used by the Compensation and Talent Committee for purposes of disclosing our executive compensation benchmarking practices, as described in the Compensation Discussion and Analysis above.
(6) We selected Revenues as our third metric as we believe it provides a good indicator of the financial health of the Company and our business, in addition to being a measure clearly distinct from TSR and Net Income. In line with this, the Company has linked Revenues to certain elements of our NEO's compensation, specifically the ABP, because of its importance to our overall short and long-term goals.
Compensation for our PEO and other Non-PEO NEOs is determined by a number of factors, as shown in the Elements of Compensation section of the Compensation Discussion and Analysis. Achievement of annual revenue ("Revenue") and adjusted net operating income margin ("Adjusted NOI Margin") targets determines our ABP payouts as approved by the Board. In addition, achievement of TSR and Adjusted EBITDA annual targets determines the level of payout for PSU awards. These elements combined seek to align our PEO and Non-PEO NEOs' compensation with the short- and long-term strategic growth and profitability goals of the Company.

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
The following graph compares the compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs with TSR (in ones):
The following graph compares the compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs with our net income (in ones, except that net income is in thousands):

2023 Proxy Report

Table of contents	Compensation Discussion and Analysis
The following graph compares the compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs with our revenues (in ones, except that revenues are in thousands):

The following table lists the most important financial performance measures we use to link the CAP to our performance for fiscal year 2022. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures
Relative Total Shareholder Return
Global Adjusted NOI Margin
Global Revenues
Adjusted EBITDA

2023 Proxy Report

Table of contents	Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 3
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial connection with us in any capacity other than as our auditors, providing audit and non-audit related services. EY has served as our independent registered public accounting firm since 2017. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe it is good corporate governance that stockholders ratify the appointment of EY.
If the appointment of EY is not ratified by the stockholders, the Audit Committee will consider this fact in future appointments of the independent auditors for Thoughtworks. Even if the appointment of EY is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interest of Thoughtworks.
Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they choose to do so and will be available to respond to questions.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment by the Audit Committee of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.
Principal Accountant Fees and Services
The following table summarizes the fees of EY during the fiscal years ended December 31, 2022 and December 31, 2021 (in thousands):

	2022	2021
Audit Fees (1)	$3,170	$5,263
Audit-Related Fees	—	—
Tax Fees (2)	274	304
All Other Fees (3)	7	5
Total	$3,451	$5,572
(1) Audit fees include professional services rendered in connection with the audit of our consolidated financial statements, quarterly review of the consolidated financial statements, Form S-1 and Form S-8 filings related to our initial public offering and statutory audits required by non-U.S. jurisdictions.
(2) Tax fees relate to tax compliance, state and local tax planning, and consulting related to domestic and international tax matters.
(3) All other fees relate to a subscription to EY’s accounting and reporting research tool.

2023 Proxy Report

Table of contents	Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Pre-Approval Policies and Procedures
The Audit Committee has adopted a pre-approval policy that sets forth procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditor may be pre-approved. These services may include audit services, audit-related services, tax services and other services. All of the services relating to the fees described in the table above were approved by our Audit Committee or our Board of Directors.

2023 Proxy Report

Table of contents	Report of the Audit Committee
Report of the Audit Committee
Our Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the fiscal year ended December 31, 2022. Our Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (“SEC”).
Our Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
Members of our Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained the appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions do not assure that the audit of the Company’s consolidated financial statements have been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United States and that Ernst & Young LLP is in fact “independent.”
Submitted by the Audit Committee
William Parrett, Chair
Gina Loften
Roxanne Taylor
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference into any past or future filing by us under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, unless and only to the extent we specifically incorporate it by reference.

2023 Proxy Report

Other Matters
Other Business
Neither we nor our Board of Directors intend to propose any matters of business at the Annual Meeting other than the proposals described in this Proxy Statement. Neither we nor our Board of Directors are aware of any matters to be proposed by others at the Annual Meeting.
Where to Find Additional Information
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC's home page on the internet at www.sec.gov. We are an electronic filer, and the SEC maintains an internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://investors.thoughtworks.com/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

2023 Proxy Report

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWKS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09583-P89357 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THOUGHTWORKS HOLDING, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gina Loften
02) Salim Nathoo
03) William Parrett

The Board of Directors recommends you vote for 1 YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
2. Frequency of advisory vote on the Company's named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). **If no directions are made, this proxy will be voted FOR the election of the nominees listed above for the Board of Directors and for 1 YEAR for Proposal 2 and FOR Proposal 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the person(s) named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2023 Proxy Report

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V09584-P89357

THOUGHTWORKS HOLDING, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2023

The stockholder(s) hereby appoint(s) Guo Xiao and Erin Cummins, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Thoughtworks Holding, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on June 5, 2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR 1 YEAR FOR PROPOSAL 2 AND FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE